UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LodgeNet Interactive Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3900 West Innovation Street

Sioux Falls, South Dakota  57107

April     , 2012

Dear Fellow Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of LodgeNet Interactive Corporation. The meeting will be held on Thursday, May 31, 2012, at 9:00 a.m., Central Daylight Time, at LodgeNet’s Corporate Offices, 3900 West Innovation Street, Sioux Falls, South Dakota 57107.

At the meeting, we will be electing two directors, considering an amendment to LodgeNet’s 2003 Stock Option and Incentive Plan to increase the number of shares available for issuance, and considering the ratification of PricewaterhouseCoopers LLP as our independent registered public accountant for the year ending December 31, 2012. We are also soliciting your ratification of our executive compensation through a non-binding “say-on-pay” resolution.

As we did last year, we are pleased to take advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet.  We believe that this e-proxy process will expedite receipt of proxy materials while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. I encourage you to review carefully the Notice of Annual Meeting and Proxy Statement.

I hope you will be able to attend the Annual Meeting.  Whether or not you plan to attend, I urge you to vote your shares to make certain that your shares will be represented at the Annual Meeting.  Your vote is important, whether you own a few shares or many.

Sincerely,

Scott C. Petersen

Chairman of the Board,

President and Chief Executive Officer

LODGENET INTERACTIVE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Stockholders (the “Meeting”) of LodgeNet Interactive Corporation (“LodgeNet” or the “Company”) will be held at LodgeNet’s Corporate Offices, 3900 West Innovation Street, Sioux Falls, South Dakota 57107 on Thursday, May 31, 2012, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting upon the following matters:

To Receive and Consider:

The report of management on the business of the Company and the Company’s audited financial statements for the fiscal year ended December 31, 2011, together with the report thereon of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

To Act On:

1.                                      Election of Directors. To elect two persons to the Board of Directors of the Company to serve for three-year terms expiring in 2015 and until such persons’ successors are elected and qualified. The Board of Directors’ nominees are:

Marty Abbott

R. Douglas Bradbury

2.                                      Amendment of the 2003 Stock Option and Incentive Plan.  To approve an amendment to increase the number of shares authorized for issuance under the 2003 Stock Option and Incentive Plan by 900,000 shares.

3.                                      Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

4.                                      Advisory Vote on Executive Compensation.  To approve our executive compensation as disclosed in this proxy statement, including the Compensation Discussion and Analysis as well as the compensation and narrative discussion contained herein.

5.                                      Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Only those stockholders of record on April 2, 2012 (the “Record Date”) shall be entitled to notice of and to vote in person or by proxy at the Meeting.

The Proxy Statement, which accompanies this notice, contains additional information regarding the proposals to be considered at the Meeting and stockholders are encouraged to read it in its entirety.

As set forth in the enclosed Proxy Statement, the proxy is solicited by and on behalf of the Board of Directors of the Company. It is expected that these materials will first be made available to stockholders on or about April [  ], 2012.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE BE SURE THAT YOUR STOCK IS VOTED. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

By Order of the Board of Directors,

James G. Naro
Secretary
Dated: April , 2012

LODGENET INTERACTIVE CORPORATION

3900 WEST INNOVATION STREET

SIOUX FALLS, SOUTH DAKOTA 57107

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 31, 2012

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON May 31, 2012.

The proxy statement and annual report to security holders are available at:

http://www.proxyvote.com

Why am I receiving these materials?

The Board of Directors (the “Board”) of LodgeNet Interactive Corporation (“LodgeNet” or the “Company”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at LodgeNet’s Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, May 31, 2012, at LodgeNet’s Corporate Offices, 3900 West Innovation Street, Sioux Falls, South Dakota 57107 at 9:00 a.m., Central Daylight Time. This Proxy Statement and the enclosed proxy card (the “Proxy Card”) and other enclosures are being made available to stockholders on or about April [    ], 2012.

What information is contained in these materials?

This Proxy Statement provides you with information about LodgeNet’s governance structure, the nominating process, the proposals to be voted on at the Meeting, the voting process, the compensation of directors and of our most highly paid executive officers, and certain other information.

What is the purpose of the Meeting?

At the Meeting, common stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, namely the election of directors, the proposed amendment of the Company’s 2003 Stock Option and Incentive Plan, and ratification of the appointment of the Company’s independent registered public accounting firm.  The Company is also conducting a non-binding “say-on-pay” vote with respect to our executive compensation as recommended by the stockholders at the 2011 Annual Meeting.

What are the Board’s recommendations?

The Board’s recommendations are set forth in this Proxy Statement. The Board recommends that you vote your shares FOR each of LodgeNet’s nominees to the Board, FOR the amendment of the terms of the 2003 Stock Option and Incentive Plan, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012, and FOR the non-binding “say-on-pay” vote with respect to our executive compensation.

Who is entitled to vote at the Meeting?

Common stockholders of record at the close of business on April 2, 2012, the Record Date for the Meeting, are entitled to receive notice of and to participate in the Meeting.  If you were a common stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Meeting, or any postponements or adjournments of the Meeting.

What are the rights of the holders of LodgeNet common stock?

Each outstanding share of the Company’s common stock will be entitled to one vote on each matter considered at the Meeting.

Who can attend the Meeting?

All common stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting, and each may be accompanied by one guest.  If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of the Record Date.

May I record the Meeting?

No.  Cameras, recording devices and other electronic devices are not permitted at the Meeting.

What constitutes a quorum?

The presence at the Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, thus permitting business to be conducted at the Meeting.  As of the Record Date, 25,347,609 shares of common stock, representing the same number of votes, were outstanding and entitled to vote at the Meeting.  Thus, the presence, in person or by proxy, of the holders of common stock representing at least 12,673,805 votes will be required to establish a quorum.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Meeting.

How do I vote?

Record Holders.    If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in any of the following ways.

•        You can attend the Annual Meeting and vote in person.

•        You can sign and return an appointment of proxy (the Proxy Card) in the form enclosed with this proxy statement and appoint the persons named on the Proxy Card (the “Proxies”) to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you.

•        You can appoint the Proxies to vote your shares for you by going to our Internet website (http://www.proxyvote.com) and entering the 12-Digit Control Number on the Notice of Internet Availability of Proxy Materials you received in the mail, and then following the instructions you will be given. You may vote by Internet until 11:59 p.m. Eastern Daylight Time on May 30, 2012, which is the day before the Annual Meeting date. If you vote by Internet, you need not sign and return a Proxy Card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a Proxy Card. The authority you will be giving the Proxies is described below and in the Proxy Card enclosed with this Proxy Statement.

Shares Held in “Street Name.”    Only the record holders of shares of our common stock, or their appointed Proxies, may vote those shares. As a result, if your shares of our common stock are held for you in “street name” by a broker or other nominee, then only your broker or nominee (i.e. the record holder) may vote them for you. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received with your copy of our Proxy Statement (or by following any directions you received for giving voting instructions electronically). Brokers and other nominees who hold shares in street name for their clients typically have the authority to vote those shares on “routine” proposals, such as the appointment of auditors, when they have not received instructions from beneficial owners of the shares. However, they do not have authority to vote on non-routine proposals, including the election of directors, the amendment of the Company’s 2003 Stock Option and Incentive Plan and the advisory vote on executive compensation without instructions from the beneficial owners of the shares they hold. To insure that shares you hold in street name are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

If you complete and properly sign the accompanying Proxy Card and return it, it will be voted as you direct.  If you attend the Meeting in person, you may deliver your completed Proxy Card in person or vote by written ballot. Proxy Cards and ballots will be available at the Meeting.

Is cumulative voting allowed?

No.  The Company’s Certificate of Incorporation does not authorize cumulative voting.  Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock standing in his, her or its name on the books of the Company as of the Record Date on any matter submitted to the stockholders.

Can I change my vote after I return my Proxy Card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  In addition, you may revoke your proxy by voting in person at the Meeting, although attendance at the Meeting will not by itself revoke a previously granted proxy.

What vote is required for the various action items?

There are different requirements for each of the action items.  This occurs because brokers which hold shares in street name for stockholders are not permitted to cast proxies for certain types of items including, with respect to the Meeting, the election of directors, the amendment of the 2003 Stock Option and Incentive Plan, and the advisory vote on executive compensation.

To elect directors, a matter on which brokers are no longer authorized to vote without instructions, only a plurality of affirmative votes cast at the Meeting is required.  A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.  However, a direction to “Withhold authority” does not constitute a “no” vote and, accordingly, a “Withhold authority” proxy will not be counted as a vote against a nominee.  Nonetheless, a “Withhold authority” proxy is present at the Meeting and, consequently, is counted for purposes of determining whether a quorum is present.

With respect to the amendment of the 2003 Stock Option and Incentive Plan, an affirmative majority of the votes cast at the Meeting, in person or by proxy, is required for ratification.  Broker “non-votes” are not counted as votes cast, but abstentions are.  Accordingly, broker “non-votes” will have no effect on the voting regarding ratification, but the affirmative votes must outnumber the combined total of negative votes and abstentions for the approval of the amendment of the 2003 Stock Option and Incentive Plan.

With respect to the ratification of the appointment of PricewaterhouseCoopers LLP, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and present, in person or by proxy, at the Meeting is required for approval.  Since brokers may vote on this matter, we do not expect any broker “non-votes” and ratification will occur if the number of affirmative votes is greater than the number of negative votes and abstentions.

With respect to the non-binding “say-on-pay” resolution, you will be voting on whether to approve or disapprove the compensation paid to the Company’s executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.  You will also have the right to abstain from stating a view on this matter. A majority of the votes cast is necessary to approve the compensation paid to the Company’s executive officers.  Abstentions will, therefore, count as negative votes.

Who pays for the cost of soliciting proxies?

This Proxy Statement is prepared on behalf of the Board of Directors of the Company and the Company will bear the costs of solicitation. The expense of preparing, assembling, and distributing this Proxy Statement and the materials used in this solicitation of proxies, whether by mail or via the Internet, also will be borne by the Company. It is contemplated that proxies will be solicited principally through the mail or over the Internet, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company intends to reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company does not intend to utilize the services of other individuals or entities not employed by or affiliated with the Company in connection with the solicitation of proxies.

How much stock is authorized and how much was outstanding on the Record Date?

As of the Record Date, the authorized capital of the Company consisted of 50,000,000 shares of common stock, par value $.01 per share, of which 25,347,609 shares were issued and outstanding, and 5,000,000 shares of non-voting preferred stock, $.01 par value, of which there were 57,266 shares outstanding.

Who are the largest owners of the Company’s stock and how much stock do the Company’s directors and executive officers own?

The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person known to the Company to be the record or beneficial owner of more than five percent of the outstanding shares of common stock (other than depositories holding shares of common stock in “street name”), by each director and nominee for director, each Named Executive Officer, and by all directors and executive officers, as a group:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature Of Beneficial Ownership (3)	Percent of Class (3)

Scott C. Petersen, Chairman of the Board, President and Chief Executive Officer(4)	563,493	2.22%
Frank P. Elsenbast, Senior Vice President, Chief Financial Officer, PFO(5)	146,250	*
James G. Naro, Senior Vice President, Legal and Human Resources, General Counsel (6)	110,882	*
Steven R. Pofahl, Senior Vice President, General Manager, Broadband(7)	93,055	*
Derek S. White, Senior Vice President, and President, Interactive and Media Networks (8)	129,750	*
Marty Abbott, Director (9)	71,784	*
R. Douglas Bradbury, Director (10)	143,028	*
John E. Haire, Director (11)	83,584	*
J. Scott Kirby, Director (12)	81,974	*
Vikki Pachera, Director (13)	104,668	*
Edward L. Shapiro (14)	5,129,095	16.85%
Scott H. Shlecter, Director (15)	132,259	*
Phillip M. Spencer, Director(16)	—	*
PAR Capital Management, Inc. (17)	5,098,677	16.75%
Mark Cuban(18)	2,399,985	8.65%
Mast Capital Management(19)	1,800,000	6.63%
Citigroup Global Markets(20)	1,743,485	6.44%
D.E. Shaw & Co.(21)	1,698,953	6.28%
Penn Capital Management, Inc.(22)	1,670,025	6.18%
John P. Pecora(23)	1,666,543	6.17%

Directors and Executive Officers (a group of 14 persons) (24)	6,841,512	23.60%

*                                         Less than 1%.

(1)                                 Unless otherwise indicated, the address of such person is 3900 West Innovation Street, Sioux Falls, South Dakota 57107.

(2)                                 Each named person has sole voting and investment power with respect to the shares listed, except as noted below.  None of the shares held by the directors or the executive officers listed above have been pledged as security for other obligations.

(3)                                 Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).  The percentage of ownership for each stockholder which holds shares of 10% Series B Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) also assumes the full conversion of such shares into common stock at the ratio of 264.5503 shares of common stock for each share of Preferred Stock, the conversion rate specified in the Certificate of Designations related to such Preferred Stock (the “Conversion Shares”).

(4)                                 Includes 206,250 shares issuable upon the exercise of options to purchase common stock, which Mr. Petersen has the right to acquire within 60 days after the Record Date.  Also includes 22,500 shares of time-based restricted stock issued to Mr. Petersen on January 23, 2012, 22,500 shares of time-based restricted stock issued to Mr. Petersen on January 4, 2011, and 3,500 shares of time-based restricted stock issued to Mr. Petersen on January 4, 2008.  Also includes 79,000 shares owned by Mr. Petersen’s spouse and 6,150 shares owned by his adult children, of which Mr. Petersen disclaims beneficial ownership.

(5)                                 Includes 18,750 shares issuable upon the exercise of options to purchase common stock, which Mr. Elsenbast has the right to acquire within 60 days after the Record Date.  Also includes 10,000 shares of time-based restricted stock issued to Mr. Elsenbast on January 23, 2012, 25,000 shares of time-based restricted stock issued on June 2, 2011, 7,500 shares of time-based restricted stock issued to Mr. Elsenbast on January 4, 2011 and 20,000 shares of time-based restricted stock issued to Mr. Elsenbast on April 19, 2010.

(6)                                 Includes 46,250 shares issuable upon the exercise of options to purchase common stock, which Mr. Naro has the right to acquire within 60 days after the Record Date.  Also includes 8,750 shares of time based restricted stock issued to Mr. Naro on January 23, 2012, 6,250 shares of time-based restricted stock issued to Mr. Naro on January 4, 2011, and 1,500 shares of time-based restricted stock issued to Mr. Naro on January 4, 2008.

(7)                                 Includes 41,500 shares issuable upon the exercise of options to purchase common stock, which Mr. Pofahl has the right to acquire within 60 days after the Record Date.  Also includes 1,250 shares of time based restricted stock issued to Mr. Pofahl on January 23, 2012, 3,750 shares of time-based restricted stock issued to Mr. Pofahl on January 3, 2011, and 1,500 shares of time-based restricted stock issued to Mr. Pofahl on January 4, 2008.

(8)                                 Includes 53,750 shares issuable upon the exercise of options to purchase common stock, which Mr. White has the right to acquire within 60 days after the Record Date.  Also includes 12,500 shares of time-based restricted stock issued to Mr. While on January 23, 2012, 10,000 shares of time-based restricted stock issued to Mr. White on January 3, 2011, and 2,500 shares of time-based restricted stock issued to Mr. White on February 19, 2008.

(9)                                Includes 28,334 shares issuable upon the exercise of options to purchase common stock, which Mr. Abbott has the right to acquire within 60 days after the Record Date.  Includes 4,750 unvested restricted stock units issued to Mr. Abbott on June 2, 2011 which remain subject to forfeiture in accordance with the terms of the Restricted Stock Unit Agreement.

(10)                          Includes 81,334 shares of common stock, which Mr. Bradbury has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.  Includes 4,750 unvested restricted stock units issued to Mr. Bradbury on June 2, 2011 which remain subject to forfeiture in accordance with the terms of the Restricted Stock Unit Agreement.

(11)                          Includes 28,334 shares issuable upon the exercise of options to purchase common stock, which Mr. Haire has the right to acquire within 60 days after the Record Date.  Includes 4,750 unvested restricted stock units issued to Mr. Haire on June 2, 2011 which remain subject to forfeiture in accordance with the terms of the Restricted Stock Unit Agreement.

(12)                          Includes 28,334 shares issuable upon the exercise of options to purchase common stock, which Mr. Kirby has the right to acquire within 60 days after the Record Date.  Includes 4,750 shares of restricted stock issued to Mr. Kirby on June 2, 2011 which remain subject to forfeiture in accordance with the terms of the Restricted Stock Agreement.

(13)                          Includes 57,334 shares of common stock that Ms. Pachera has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.  Includes 4,750 shares of restricted stock issued to Ms. Pachera on June 2, 2011, which remain subject to forfeiture in accordance with the terms of the Restricted Stock Agreement.

(14)                          Includes 6,668 shares of common stock that Mr. Shapiro has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.  Includes 4,750 restricted stock units issued to Mr. Shapiro on June 2, 2011, which remain subject to forfeiture in accordance with the terms of the Restricted Stock Unit Agreement.  Also includes 2,248,677 Conversion Shares and 2,850,000 shares of common stock held by Par Investment Partners LP.  Mr. Shapiro is a partner of PAR Capital Management, Inc., which controls Par Investment Partners LP. Mr. Shapiro disclaims beneficial ownership of the shares held by Par Investment Partners, LP.

(15)                          Includes 69,334 shares of common stock that Mr. Shlecter has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.  Includes 4,750 restricted stock units issued to Mr. Shlecter on June 2, 2011, which remain subject to forfeiture in accordance with the terms of the Restricted Stock Unit Agreement.

(16)                          Mr. Spencer was appointed to the board of directors on February 28, 2012 and as of the date hereof has not yet acquired or been awarded any common stock.

(17)                          Consists of 2,248,677 Conversion Shares and 2,850,000 shares of common stock.  The address for Par Investment Partners, LP is 1 International Place, Suite 2401, Boston, MA 02110; address and share ownership based on Schedule 13D filed by such stockholder.

(18)                          Includes 714,285 Conversion Shares and 1,685,700 shares of common stock.  The address for Mr. Cuban is 5424 Deloache Avenue, Dallas, TX, 75220; address and share ownership based on Schedule 13D filed by such stockholder.

(19)                          The address of Mast Capital Management, LLC is 200 Clarendon Street, 51st Floor, Boston, MA 02116; address and share ownership information based on Schedule 13D filed by such stockholder.

(20)                          Consists of 1,743,485 Conversion Shares.  The address of Citigroup Global Markets, Inc. is 388 Greenwich Street, New York, New York 10013;  address and share ownership information based on Schedule 13G filed by such stockholder.

(21)                          The address of D.E. Shaw & Co., L.P. is 1166 Avenue of the Americas, 9th Floor, New York, New York 10036; address and share ownership information based on Schedule 13G filed by such stockholder.

(22)                          The address of Penn Capital Management, Inc. is Navy Yard Corporate Center, Three Crescent Drive, Suite 400, Philadelphia, PA 19112; address and share ownership information based on Schedule 13G filed by such stockholder.

(23)                          The address of John P. Pecora is 130 Montdale Drive, Princeton, NJ 08540; address and share ownership information based on Schedule 13D filed by such stockholder.

(24)                          This group of Officers and Directors includes Messrs. Petersen, Elsenbast, Naro, Pofahl, White, Abbott, Bradbury, Haire, Kirby, Shlecter, Shapiro, Spencer and Ms. Pachera. Includes 697,922 shares subject to options exercisable within 60 days of the Record Date and 201,000 shares of restricted stock held by the executive officers.  See notes (4)-(16) above.  This amount also includes 51,750 shares of common stock, options exercisable within 60 days of the Record Date and restricted stock beneficially owned by executive officers of the Company not listed in the table above.

Item 1.  ELECTION OF DIRECTORS

Board of Directors and Nominees

The Company’s Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than three nor more than nine. The Board of Directors is currently composed of nine members. The Bylaws further provide for the division of the directors into three classes of approximately equal size, with directors in each class elected for a three-year term and approximately one third of the directors elected each year.

The directors nominated for election are Marty Abbott and R. Douglas Bradbury.  Mr. John E. Haire has advised the Board of Directors that it is his intention not to stand for re-election, and the Board of Directors has determined that the seat currently held by Mr. Haire should remain vacant.  The Company intends that this seat will be filled in the manner contemplated by an agreement between the Company and Mast Capital Management, LLC dated as of February 28, 2012 and filed with the Securities Exchange Commission in a Form 8-K filed on February 29, 2012.  Each of the director nominees are completing the terms to which they were elected in May 2009.  Each nominee has indicated his willingness to serve and, unless otherwise instructed, proxies will be voted in favor of such nominees. In the event that any of the director nominees should be unable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominee(s), if any, as shall be designated by the Board of Directors. The Company has no reason to believe that the nominees will be unavailable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

The following table sets forth certain information, as of the Record Date, with respect to the nominees for director and the continuing directors of the Company. The number of shares of common stock beneficially owned by the nominees for director and the continuing directors is set forth above under “Beneficial Ownership of Principal Stockholders and Management.”

Name	Age	Principal Occupation or Employment for the Past Five Years and Principal Qualifications for Serving as A Director of the Company	Year First Became Director Term Expires

Nominees for director:

Marty Abbott	44

President, CEO and Partner/Member of AKF Consulting, LLC, a consulting firm specializing in high-growth Internet startups and high-tech public companies, May 2007 to present; Chief Operations Officer of QUIGO, an advertising technology firm, July 2005 to May 2007; Senior Vice President of Technology / Chief Technology Officer, Ebay, Inc., May 2003 to July 2005. The principal qualifications that led to Mr. Abbott’s selection as a director include his extensive experience in the development and operation of scalable technical infrastructures, and the development of Internet-based business models.

			2008/2012

R. Douglas Bradbury	61

Private investor; director of Level 3 Communications, Inc. (LVLT)* a telecommunications and information services company, 2009 to October 2011; former Executive Vice President, RCN Corporation, a provider of digital cable, telephone and high-speed Internet services, October 2003 to March 2004; former Executive Vice President of LVLT, August 1997 to January 2003; former Vice Chairman of the Board of LVLT, February 2000 to January 2003; and former Chief Financial Officer of LVLT, 1997 to 2000. The principal qualifications that led to Mr. Bradbury’s selection as a director were his extensive financial and operational experience in telecommunications companies.

			1999/2012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ELECTION OF THE NOMINEES LISTED ABOVE.

Continuing Directors:

J. Scott Kirby	44

President, U.S. Airways Group, Inc. (NYSE:LCC)* a holding company whose business activity is the operation of a network of air carriers through its wholly owned subsidiaries, September 2006 to present; Executive Vice President, Sales and Marketing of U.S. Airways Group, Inc. and its wholly owned subsidiary, U.S. Airways, Inc. and its predecessor organization from September 2001 to September 2006; served in various executive positions with America West Airlines, October 1995 to September 2001. The principal qualifications that led to Mr. Kirby’s selection as a director include his extensive experience in the airline industry, which is affected by similar economic issues faced by the hospitality industry in which the Company operates. Mr. Kirby’s qualifications include operational and financial experience relevant to the Company.

		2008/2013

Scott C. Petersen	56

Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Petersen joined the Company in 1987 as Senior Vice President for Corporate and Legal Affairs, was appointed Executive Vice President and Chief Operating Officer in 1991, was appointed President and Chief Executive Officer in July 1998 and became Chairman of the Board in October 2000. The principal qualifications that led to Mr. Petersen’s selection as a director include 23 years of experience as a senior officer of the Company, including 14 years as Chief Executive Officer.

		1993/2013

Vikki Pachera	52

Chief Executive Officer, The Pachera Group, an executive search firm, March 2007 to present; Chief Executive Officer, Elevation Recruiting, LLC, January 2010 to present; former Partner, Allen Austin Transearch, an executive search firm, July 2006 to March 2007; former Vice President, Global Alliances & Business Development, Hewlett-Packard Company, a technology solutions provider to consumers, businesses and institutions, May 2002 to December 2005; Vice President, Strategic Business Development, Compaq Computer Corporation, December 2000 to May 2002. The principal qualifications that led to Ms. Pachera’s selection as a director include her extensive experience in business development of technology-based businesses as well as her significant expertise in talent management and compensation matters.

		2005/2014

Edward L. Shapiro	47

Partner, PAR Capital Management, Inc., a Boston-based investment management firm specializing in investments in travel, media and Internet-related companies. Prior to joining PAR Capital in 1997, Mr. Shapiro was a Vice President at Wellington Management Company, LLP and before that an Analyst at Morgan Stanley & Co. Mr. Shapiro also serves as chairman of the board of Advanced Inflight Alliance AG, a German public company, and on the Trust Board for Children’s Hospital Boston. He previously served on the board of US Airways from 2005-2008. Mr. Shapiro earned his BS in economics from the University of Pennsylvania’s Wharton School in 1986 and an MBA from UCLA’s Anderson School of Management in 1990. The principal qualifications that led to Mr. Shapiro’s selection as a director include his financial expertise and extensive experience in the travel, media and related businesses.

		2010/2014

Scott H. Shlecter	59

Investment Advisor, Morton Capital Management, a registered investment advisor, August 2009 to present, Managing Director and Portfolio Manager of Kayne Anderson Capital Advisors LP, a registered investment advisor, February 2002 to June, 2009. The principal qualifications that led to Mr. Shlecter’s selection as a director include extensive experience in analyzing the financial performance of real estate investment companies and similar entities holding significant investments in hotels. Mr. Shlecter also has the financial expertise to serve as Audit Committee chairman.

		2004/2013

Phillip M. Spencer	49

Mr. Spencer was appointed to the Board on February 28, 2012 to fill a vacancy created by the resignation of Rodney Leyendecker, who had served on the Board since 1986. Mr. Spencer is Chief Executive Officer and a member of the board of directors of Windjammer Communications, LLC, which owns and operates cable systems in six states offering High-Speed internet, Cable TV and local phone service to residential and commercial customers. Prior to joining Windjammer in May of 2010, Mr. Spencer was president and CEO of Aplus.Net, a global provider of webhosting and co-location services and also served as President and CEO of Everest Connections, Inc., a Lenexa, Kansas-based cable, telephone, and Internet access provider.  A Marquette University graduate, Mr. Spencer holds a bachelor’s degree in Economics and Finance. The principal qualification that led to Mr. Spencer’s selection as a director is his experience in the cable and telecommunications business.

		2012/2014

*              Denotes public company.

Procedures for Nominating Directors

The procedures for nominating directors, other than by the Board of Directors, are set forth in the Bylaws. Nominations for the election of directors, other than by the Board of Directors, must be made by a stockholder entitled to vote for the election of directors by giving timely written notice to the Secretary of the Company at the Company’s principal office. Such notice must be received not less than 75 nor more than 105 days prior to the date on which, in the immediately preceding calendar year, the Company’s Annual Meeting of Stockholders for such year was held; provided, however, that in the event the date of the Annual Meeting is changed by more than 30 days from such anniversary date, such stockholder’s notice must be received by the Secretary of the Company no later than 10 days after notice or prior public disclosure of the Meeting is first given or made to stockholders. The stockholder’s notice must be in writing and must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, such person’s written consent to being named in the Proxy Statement as a nominee and to serve as a director, if elected. The stockholder notice must also set forth the name and address of the nominating stockholder. If the stockholder fails to comply with the above provisions, then the Chairman of the Meeting may declare that the nomination was not made in accordance with the procedures prescribed by the Bylaws and the defective nomination may be disregarded.  The Company has also adopted policies for director nominations, as described below under “Nomination of Directors.”

Corporate Governance and Committees of the Board of Directors

The Board of Directors met 5 times during 2011. Each of the persons who were directors of the Company during 2011 attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served, with the exception of Mr. Kirby, who attended 60% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served. The Company encourages directors to attend the Company’s annual meeting.  All of the members of the Board of Directors attended the annual meeting held on June 2, 2011 and plan to attend the Meeting.

Independence

The Board of Directors has determined that Directors Abbott, Bradbury, Haire, Kirby, Pachera, Shlecter and Spencer are each “independent,” as such term is defined by the NASDAQ listing standards.  The Board of Directors has determined that Mr. Shapiro is not considered “independent” for the purpose of service on the Audit Committee because, in accordance with the requirements of section 10A(m)(3)(ii) of the Securities Exchange Act of 1934, he could be deemed to be an affiliate of the Company because of his position as a partner of PAR Capital Management, Inc., which controls Par Investment Partners LP, the owner of approximately 16.75% of the Company’s capital stock. Notwithstanding Mr. Shapiro’s inability to serve as a member of the Audit Committee, in the opinion of the Company’s Board of Directors, Mr. Shapiro’s indirect beneficial ownership of the Company’s securities would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including for the purpose of service on the Company’s Compensation Committee.

Committees

The Company has standing audit, governance and nominating, and compensation committees of the Board of Directors.  The Audit Committee of the Board of Directors is composed of three non-employee directors who are financially literate in financial and auditing matters and are “independent,” as such term is defined by the NASDAQ listing standards. The Audit Committee of the Board of Directors is composed of Messrs. Bradbury (Chair), Kirby, and Shlecter.  The Audit Committee provides assistance to the Board of Directors in satisfying its responsibilities relating to accounting, auditing, and financial reporting requirements of the Company.  The Audit Committee also appoints the independent registered public accounting firm to conduct the annual audit of the Company’s financial statements, oversees the activities of the independent registered public accounting firm and confers with them prior to the release of quarterly earnings.  In addition, the Audit Committee meets regularly with the Company’s internal auditor, evaluates annually the performance of the Company’s internal audit function, and reviews and discusses with the internal auditor and independent registered public accounting firm the internal audit plan, activities, responsibilities and staffing of the internal audit organization.  The Board of Directors has adopted a written charter for the Audit Committee, which is available at the Company’s website at http://www.lodgenet.com.  The Audit Committee met ten times during 2011.  For further information regarding the Audit Committee, see “Report of the Audit Committee.”

The Compensation Committee of the Board of Directors is composed of Ms. Pachera (Chair) and Messrs. Abbott, Haire and Shapiro.  Ms. Pachera and Messrs. Abbott, Haire and Shapiro are “independent,” as such term is defined by the NASDAQ listing standards.  See the discussion of Mr. Shapiro’s independence set forth in Independence, above.  The Compensation Committee is responsible for establishing compensation policies, for setting compensation levels for the Company’s executive officers and serves as independent and disinterested administrators of the Company’s 1993 Stock Option Plan and the Company’s 2003 Stock Option and Incentive Plan.  The Compensation Committee met four times during 2011.  The Board of Directors has adopted a written charter for the Compensation Committee, which is available at the Company’s website at http://www.lodgenet.com.  For a description of the functions of the Compensation Committee, see “ELECTION OF DIRECTORS - Executive Compensation —Compensation Committee Report.”

The Governance and Nomination Committee (the “Governance Committee”) of the Board of Directors is composed of Mr. Shlecter (Chair), Mr. Bradbury and Ms. Pachera, each of whom is considered “independent”, as such term is defined by the NASDAQ listing standards. The Governance Committee oversees corporate governance and Board membership matters and provides assistance to the Board of Directors in any matter involving governance and Board membership issues. The Governance Committee also works with the Company and the Company’s compliance officer on issues concerning the Company’s Code of Business Conduct and Ethics and the Company’s Non-Retaliation Policy. The Governance Committee met four times during 2011.  The Board of Directors has adopted a written charter for the Governance Committee, which is available at the Company’s website at http://www.lodgenet.com.

Leadership Structure

The Chief Executive Officer of the Company also acts as the Chairman of the Board of Directors.  The Board of Directors has determined that the size of the Company and the nature of its business make the appointment of an independent chairman less efficient and more expensive.  The Board of Directors has, however, designated the Chair of the Governance Committee as the Lead Director to perform the following functions, which are designed to ensure that the independent directors play an active role in corporate governance. The Lead Director is responsible for (a) setting the agenda for and leading executive sessions of the independent directors (which are held on a regular basis); (b) briefing the CEO on issues arising in the executive sessions; (c) collaborating with the CEO in the setting of Board agendas; (d) seeking agenda items from other independent directors; (e) facilitating discussion among the independent directors on key issues and concerns outside of Board Meetings; (f) serving as a non-exclusive conduit to the CEO of views, concerns, and issues of the independent directors; (g) calling meetings of the independent directors; and (h) suggesting that the Chairman of the Board call full Board meetings when appropriate.

Risk Oversight

While the Board has overall responsibility for risk oversight, the charters of each Committee specify the areas of responsibility of the Committee with respect to risk oversight.  For example, the Audit Committee is charged with periodic review with management and the independent accountants of any significant business risks and exposures of the Company and management’s steps to mitigate them.  Similarly, the Compensation Committee is charged with considering whether any aspects of the Company’s compensation plans encourage or incentivize participants to take excessive risks, and the Governance Committee is responsible for oversight and administration of the Company’s Code of Business Conduct and Ethics, and also for periodically reviewing the role of the Board and of Committees in overseeing risk.

Nomination of Directors

The Governance Committee may, at its discretion, retain a third-party executive search firm to identify candidates for nomination as directors. A stockholder who wishes to recommend a prospective nominee for the Board of Directors should send a letter to the attention of the Company’s General Counsel or the Chair of the Governance Committee,

addressed to the Company. The letter should include whatever supporting material the stockholder considers appropriate. Stockholders may also follow the procedure set forth under “ELECTION OF DIRECTORS—Procedures for Nominating Directors.”

Once the Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to or known by the Governance Committee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the following factors:

•                  the need for additional Board of Director members to fill vacancies or expand the size of the Board; and

•                  the likelihood that the prospective nominee can satisfy the evaluation factors described below.

If the Governance Committee determines (in consultation with the independent directors and the Chairman of the Board, as appropriate) that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience on its own or through the third-party search firm. The Governance Committee then evaluates the prospective nominee against the standards and qualifications it determines are necessary, including his or her:

•                  experience in the Company’s core business or ancillary markets, in markets targeted by the Company for future expansion, in foreign markets, or in complex business strategy or operations;

•                  ability to represent the interests of the stockholders of the Company;

•                  standards of integrity, commitment and independence of thought and judgment; and

•                  ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties.

The Governance Committee also considers such other relevant factors as it deems appropriate, including:

•                  the current composition of the Board of Directors, and the extent to which the prospective nominee would contribute to the diversity, range of talent, skill and expertise appropriate for the Board of Directors;

•                  the need for Audit Committee, Compensation Committee or Governance Committee expertise; and

•                  the evaluations of other prospective nominees.

If the Governance Committee determines an interview is warranted based on this evaluation, one or more members of the Governance Committee (and others as appropriate) interview the prospective nominee in person or by telephone. Finally, after completing this evaluation and interview, the Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee. The same standards and processes are applied to nominees identified by the Governance Committee, the search firm or stockholders.

On February 28, 2012, the Company entered into an Agreement (the “Agreement”) with Mast Capital Management, LLC and certain of its affiliates (collectively, “Mast Capital”), which provides, among other things, that Mast Capital will vote in favor of the Company’s slate of nominees for director at the Meeting and will not nominate any other person for director at the Meeting or the  2013 annual meeting or otherwise submit any proposal for consideration at, or bring any other business before, the Meeting.  The Company agreed to: (i) appoint Phillip Spencer to the Company’s Board of Directors to fill an existing vacancy, and (ii) form a selection committee with representatives of

Mast Capital and other significant stockholders to select an additional director to fill the vacancy which will be created by the decision of Mr. John E. Haire not to seek re-election at the Meeting.

Communications With Board

Stockholders and other parties interested in communicating directly with the Board of Directors or independent directors as a group may do so by writing to the Governance Committee at the Company.

The Company’s legal department, with the assistance of outside counsel, reviews letters received by the Company and addressed to members of the Board of Directors and maintains a log of all such correspondence.  A summary of all such correspondence and copies of all correspondence that deals with the functions of the Board of Directors or its committees or that otherwise requires their attention, except correspondence which is frivolous or duplicative, is forwarded to the directors.  Directors may at any time review the log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence.

In addition, any concerns relating to accounting, internal controls or auditing matters are forwarded to the Audit Committee for handling in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees, officers and directors, including the Chief Executive Officer, Chief Financial Officer, principal accounting officer and other senior officers of the Company.  The Code, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act.  The Code is posted on our website at http://www.lodgenet.com.  You may request copies, which will be provided free of charge, by writing to Corporate Secretary, LodgeNet Interactive Corporation, 3900 West Innovation Street, Sioux Falls, SD 57107.   We intend to promptly disclose future amendments of our Code, and any waivers of provisions of the Code required to be disclosed under the rules of the SEC or NASDAQ, on our website.  A copy of the current version of the Code is attached hereto as Annex 1.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, the Board of Directors has implemented a policy of conducting executive sessions of independent directors in connection with each regularly scheduled Board meeting.  The Chair of the Governance Committee has been designated the “Lead Director” and presides over such executive sessions.

Director Compensation

For the 2011 calendar year, the Board of Directors adopted the following compensation program for non-employee directors, which continued a policy adopted in 2008 to reduce Director compensation by 20% from previous years in light of the economic conditions faced by the Company.  Non-employee directors received $16,000, paid in four quarterly installments.  In addition, each non-employee director received $1,200 for each committee meeting attended in person and $400 for each committee meeting attended by teleconference.  Committee chairs received an additional annual fee of $4,000, and the Audit Committee “financial expert” received an additional annual fee of $4,000.  The non-employee directors also received reimbursement for travel and related expenses for attendance at Board of Directors and Committee meetings.  In 2011, the non-employee directors received 9,500 shares of restricted stock or restricted stock units, one half of which vested on the date of the grant and one half of which vested on the first anniversary of the grant, and an option to purchase 5,000 shares of the Company’s stock at fair market value on the date of the grant.  One third of this option vested on the date of the grant, with one third to vest on the first anniversary of the date of the grant, and the final third to vest on the second anniversary of the date of the grant.  The non-employee directors also had the right to elect to defer the receipt of cash and stock compensation in accordance with the provisions of the Company’s 2006 Non-Employee Directors Fee Plan.

The Board of Directors will determine the type and level of its annual equity-based compensation at its May 2012 meeting.

The following table shows the compensation and expense reimbursement paid to each non-employee director during 2011:

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Abbott, Marty	20,800	33,535	14,200	—	—	—	68,535
Bradbury, R. Douglas	36,000	33,535	14,200	—	—	—	83,735
Haire, John E.	—	33,535	14,200	—	20,800	—	68,535
Kirby, J. Scott	22,000	33,535	14,200	—	—	—	69,735
Leyendecker, R. F.(4)	12,800	—	—	—	—	—	12,800
Pachera, Vikki	29,600	33,535	14,200	—	—	—	77,335
Shapiro, Edward	19,600	33,535	14,200	—	—	—	67,335
Shlecter, Scott	32,000	33,535	14,200	—	—	—	79,735

(1)         The amounts in this column represent the aggregate grant date fair value of the restricted stock or restricted stock units computed in accordance with FASB ASC TOPIC 718.  Each director (other than Mr. Leyendecker, who retired from the Board on June 2, 2011) received 9,500 shares of restricted stock or 9,500 restricted stock units in June 2011, one half of which vested on the date of the grant and one half of which will vest on the first anniversary of the grant.  Each award had an aggregate grant date fair value of $33,535.  The detailed methodology for computing these amounts is set forth in Note 12 to the Company’s financial statements as of December 31, 2011, which can be found on pages F-26 through F-29 of the Company’s annual report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities Exchange Commission on March 15, 2012.  There were no shares forfeited by the directors in 2011.  The aggregate number of outstanding restricted stock awards held by each non-employee director as of December 31, 2011 consisted of 4,750 shares of restricted stock or restricted stock units.

(2)         The amounts in this column represent the aggregate grant date fair value of the option awards in accordance with FASB ASC TOPIC 718.  Each director (other than Mr. Leyendecker, who retired from the Board on June 2, 2011) received options to acquire 5,000 shares of stock in 2011 at a price equal to the closing price of the common stock on the date of the grant in June 2011, at which time the grants had a fair value of $14,200. The detailed methodology for computing these amounts is set forth in Note 12 to the Company’s financial statements as of December 31, 2011, which can be found on pages F-26 through F-29 of the Company’s annual report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities Exchange Commission on March 15, 2012.  There were no shares forfeited by the directors in 2011. The aggregate number of outstanding option awards held by each non-employee director as of December 31, 2011 was as follows:  Mr. Abbott: 30,000; Mr. Bradbury:  83,000; Mr. Haire: 30,000; Mr. Kirby: 30,000; Mr. Leyendecker: 78,000; Ms. Pachera: 59,000; Mr. Shapiro: 10,000; and Mr. Shlecter: 71,000.

(3)         Represents fees deferred pursuant to the 2006 Non-Employee Directors Fee Plan.

(4)         Mr. Leyendecker retired as a director as of June 2, 2011.

In May 2008, the Company adopted stock ownership guidelines for the Company’s non-employee directors pursuant to which each non-employee director is expected to acquire over the following five years, if not before, common stock of the Company with a value equal to four times the annual retainer paid to such director.  With the exception of Messrs. Abbott and Kirby, who were first appointed as directors in August 2008, and Mr. Shapiro, who was first appointed as a director in November 2010, all of the directors met this requirement as of December 31, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC from January 1, 2011 through the Record Date, and upon written representations from such persons that no  reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC except that periodic reports on Form 4 with respect to the award of restricted stock and options made to Messrs. Abbott, Bradbury, Haire, Kirby, Pachera, Shapiro and Shlecter on June 2, 2011 were filed on June 10, 2011 and initial reports on Form 3 with respect to Messrs. Pofahl and Kolbeck, who were named as Section 16 officers on June 2, 2011, were not filed until January 25 and 26, 2012, when the first acquisition of equity following their appointment as Section 16 officers occurred.

Executive Officers

Set forth below is certain information concerning the Company’s executive officers, and their ages, as of the date of this proxy statement:

Name and Position	Age

Frank P. Elsenbast, Senior Vice President, Chief Financial Officer	46
Gary L. Kolbeck, Vice President, General Manager of LodgeNet Healthcare	44
James G. Naro, Senior Vice President, Legal and Human Resources, General Counsel	58
Scott C. Petersen, Chairman of the Board, President and Chief Executive Officer	56
Steven R. Pofahl, Senior Vice President, General Manager of LodgeNet Broadband	52
Derek S. White, Senior Vice President, President, Interactive and Media Networks	51

Frank P. Elsenbast has served as the Company’s Chief Financial Officer since April 2010.  Prior to joining the Company, Mr. Elsenbast served as Chief Financial Officer of ValueVision Media, Inc., d/b/a ShopNBC, a multichannel electronic retailer, from 2000 to 2010.

Gary L. Kolbeck served as the General Manager of LodgeNet Healthcare from August 2008 until the formation of LodgeNet Healthcare, Inc. on July 1, 2011.  From July 1, 2011 to date, Mr. Kolbeck has served as the President of LodgeNet Healthcare, Inc..  Prior to assuming leadership of the Company’s healthcare business. Mr. Kolbeck served in a number of engineering capacities in the Company since May, 1990.

James G. Naro has served as the Company’s Senior Vice President, Legal and Human Resources, General Counsel since August 2008.  Prior to that time, he served as Senior Vice President, General Counsel since June 2006.  Prior to joining the Company, Mr. Naro served as Vice President, General Counsel and Secretary of Digital Angel Corporation from March 2005 through June 2006.  From 2001 to June 2004, Mr. Naro was Senior Vice President and, from 1995 to 2004, General Counsel and Secretary, of DIRECTV Latin America, LLC, a provider of pay television services in Latin America and the Caribbean.

Scott C. Petersen is the Company’s Chairman of the Board, President and Chief Executive Officer. Please see Mr. Petersen’s biographical information set forth above.

Steven R. Pofahl has served as Senior Vice President and general manager of the Company’s broadband business since 2010.  Prior to assuming responsibility for the broadband business, Mr. Pofahl served as Senior Vice

President, Technical Operations.  Mr. Pofahl has been an employee of the Company since 1989.

Derek S. White has served as a Senior Vice President of the Company and as President of The Hotel Networks, a wholly owned subsidiary of the Company, since February 2008.  He was named President of the Company’s Interactive Media and Networks division in September 2010.  Prior to joining the Company, Mr. White served as Executive Vice President of Alloy, Inc., a NASDAQ-listed company providing targeted media and marketing services, from November, 2001 through February 2008.

Compensation Discussion and Analysis

Introduction

The Company is the largest provider of interactive media and connectivity services to the hospitality industry in the United States, Canada and Mexico.  Its primary offerings include guest-paid entertainment, such as on-demand movies, advertising services and hotel-paid services, including cable television programming, Internet access services and interactive television applications through its Envision platform.  In addition, the Company provides subscriptions to interactive applications through its Envision and Mobile platforms. As of December 31, 2011, the Company provided interactive media and connectivity services to approximately 1.6 million hotel rooms in North America and select international markets, primarily through local or regional licensees.  In addition, the Company also has a growing presence in the healthcare market, where it sells and maintains interactive television systems which provide on-demand patient education, information and entertainment to healthcare facilities throughout the United States.  As of December 31, 2011, the Company’s systems were installed in 68 healthcare facilities, representing approximately 15,900 beds.

The Company recruits executive talent from a broad marketplace, competing with other companies for a variety of disciplines and experience. In order to be competitive for executives in the broad market, the Compensation Committee of the Board of Directors (the “Compensation Committee”) believes that the compensation programs for the Company’s executive officers need to be designed to attract, retain and motivate high-caliber executives.  More specifically, the Compensation Committee’s objectives are to:

•                  offer a total compensation opportunity, including base salary, annual incentive bonus and long-term equity, that takes into consideration the compensation practices of other media, technology and similarly-sized companies with which the Company competes for executive talent;

•                  provide an overall compensation opportunity sufficient to attract executives and to retain them;

•                  consider whether any aspects of the Company’s compensation plans encourage or incentivize participants to take excessive risks; and

•                  provide equity-based, long-term incentives to align the financial interests of the executive officers with those of our stockholders.

The specific compensation principles, components, and decisions designed to achieve these objectives are discussed in more detail below.

Oversight of Executive Compensation

The executive compensation program is administered by the Compensation Committee.  The role of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our executive officers and employees.  The specific responsibilities of the Compensation Committee related to executive compensation include:

•                  Approving compensation plans for the CEO and executive officers, including

•                  base salary;

•                  annual incentive bonus target opportunities, goals, and payouts;

•                  equity compensation grants;

•                  employment agreements and severance provisions; and

•                  any other benefits or employment arrangements for executives.

•                  Approving equity grants and administering the 2003 Stock Option and Incentive Plan.

•                  Reviewing this Compensation Discussion and Analysis and recommending its inclusion in the Company’s Proxy Statement.

The Compensation Committee also recommends director compensation to the Board of Directors.

More information about the Committee’s structure, roles and responsibilities, and related matters can be found under Corporate Governance and Committees of the Board of Directors, above.

Executive Compensation Philosophy and Core Principles

The Company’s compensation structure is designed to attract, retain and motivate high-performing executives.  The Company’s general compensation philosophy is that annual cash compensation should vary based on achievement of financial (such as net income, cash flow generation and new revenue growth) and non-financial (such as strategic and operational, team and individual) performance objectives, and that long-term incentive compensation should be closely aligned with stockholders’ interests through the use of equity awards tied to service and performance.  The Company’s compensation philosophy places a significant portion of compensation at risk based on the performance of the Company and the individual, increasing the portion at risk with the increasing responsibility level of the executive.

More specifically, the guiding principles of the Company’s compensation plan design and administration are as follows:

•                  Provide a total compensation package that is competitive with the market for talent.

•                  Make executive compensation dependent on Company performance with emphasis on incentive pay.

•                  Provide compensation that rewards superior individual performance, taking into consideration the overall performance and economic condition of the Company.

•                  Increase target bonus opportunities and equity grants as a percentage of total pay with increasing levels of responsibility in the organization.

•                  Ensure the total compensation package is aligned with the interest of our stockholders.

•                  Manage to clear guidelines on each compensation element (base pay, incentive pay and equity awards), but provide the Compensation Committee with the flexibility to make final decisions regarding the CEO and other executive officers based on factors such as experience, contribution to business success, retention needs and extraordinary extenuating circumstances.

•                  Align the compensation of each executive with both the near-term financial performance of the Company based on its annual budget as well as on its long-term shareholder value creation in a manner that does not encourage executives to engage in transactions involving excessive levels of risk.

Compensation Committee Process

When making individual executive compensation decisions, the Compensation Committee takes many factors into account, including market pay data as well as the geographic location of the Company or the geographic location of the relevant position, each individual’s skill, experience, and impact on the organization, and any retention or recruitment considerations.  The Compensation Committee takes into consideration the CEO’s input and recommendations when evaluating these factors relative to the executive officers other than the CEO.

All decisions relating to the CEO’s pay are made by the Compensation Committee in executive session, without management present.  In assessing the CEO’s pay, the Compensation Committee considers the performance of the Company, the CEO’s contribution to that performance, and other factors as mentioned above in the same manner as for any other executive.  The Compensation Committee approves the CEO’s salary, payment of any applicable incentive plan compensation (consistent with the terms of the plan as described below) and long-term incentive awards.

The Compensation Committee periodically evaluates the competitive market for pay for the Company’s executives with the assistance of outside professional services firms engaged by the Compensation Committee, as needed. However, the Company has not conducted such an evaluation since 2008 because the Company has generally not adjusted the base compensation for any of its Named Executive Officers from the level established in 2008 in light of the Company’s operating results and general wage freeze during the economic recession of 2008 through 2011 with the exception of an increase for Mr. White in connection with his promotion to president of the Company’s Interactive and Media Networks division. Nevertheless, when making a new executive hire, the Compensation Committee informally obtains current market data and data regarding competitive offers to ensure that the Company is offering a compensation package sufficient to attract highly qualified and competent executives.  As each of the Company’s executives reports to the CEO, the CEO assists the Compensation Committee in considering changes to such executives’ compensation in order to take into consideration performance, changes to job responsibilities and other factors with which the CEO is most familiar.

Compensation Components

The four major components of the Company’s executive officer compensation are:

•                  Base salary;

•                  Performance-based annual bonus, which is paid in cash;

•                  Periodic grants of long-term equity-based incentives, and

•                  Other supplemental benefits.

Base Salary

The Company’s philosophy is that base salaries should meet the objective of attracting, recruiting and retaining the executive talent needed to run the business.  In late 2007, following the completion of the On Command transaction, Mercer was asked to review the base compensation of each Named Executive Officer in light of the transactions and as compared to the data from a peer group and the Mercer Compensation Database.  As a result of this analysis, Mercer concluded that the pre-acquisition base compensation of Mr. Petersen was significantly below that of chief executive officers of comparably sized companies and its peer group, and based on Mercer’s recommendation, Mr. Petersen’s base salary was increased in 2008 to the minimum base compensation paid by comparable companies.  Mercer also considered the compensation paid to each of the other executive officers of the Company and concluded that in each case, their compensation was in line with market comparables at that time.

The multiple of the CEO’s base compensation compared to the average base compensation of other senior executives of the Company in 2011 was approximately 2.2 times, which the Compensation Committee deemed to be reasonable. From 2007 through 2011, the multiple of the CEO’s base compensation compared to the base compensation of other senior executives of the Company ranged from 1.7 to 2.3 times the average base salary of the other senior executives.

As part of a Company-wide plan to control operating expenses during the current economic downturn, none of the executive officers of the Company (with the sole exception of Mr. White, who received a salary adjustment in connection with the assumption of additional responsibilities) received base salary adjustments for 2009, 2010 and 2011.  No decision has been made as of this date to adjust executive base compensation in 2012.  Such decision, if made, will take into account the Company’s performance and the extent of the economic recovery as it relates to the competitive marketplace for executive talent.

Base salary adjustments can affect the value of other compensation elements.  For example, a higher base salary will result in a higher annual incentive award in dollar terms, assuming the same level of achievement against goals.  Base salaries also affect the level of severance and change in control benefits for all of the Named Executive Officers, as discussed below.

In March 2009, the Company implemented a furlough program which required that each employee take a specified amount of unpaid time off (or surrender an equivalent number of vacation days) ranging from three days for most employees to eight unpaid days for the Named Executive Officers other than the CEO and ten days for the CEO.  The purpose of the furlough program was to reduce operating expenses during the first quarter of 2009 to assist the Company in maintaining its compliance with the covenants contained in its bank credit facility.  In January 2011, the

Company implemented a program suspending vacation accruals for all employees.  The amount of accrued vacation ranged from three days for most employees to eight days for the Named Executive Officers other than the CEO and ten days for the CEO.  The purpose of this program was to reduce operating expenses during 2011 to assist the Company in meeting its operating expense targets while maintaining its compliance with the covenants contained in its bank credit facility.

Bonus Plans

Recent Bonus History

Given the deteriorating economic conditions that existed in 2008, the Company failed to achieve the minimum targets set under the Company’s 2008 Incentive Compensation Plan, so the Compensation Committee determined that no payouts were appropriate under the 2008 Plan.

In light of the continued difficult economic environment in 2009 and the Company’s need to control expenses, partly to ensure that the Company remained in compliance with the covenants contained in its Credit Facility, the Compensation Committee decided not to establish a bonus program for 2009, and no bonus payments were made to the Named Executive Officers for the fiscal year ended December 31, 2009.  While the Compensation Committee determined that the performance of the management team in 2009 was commendable in light of the economic conditions facing the Company, the Committee considered it inadvisable to award management bonuses at a time when base compensation for all employees was frozen and while the Company was continuing to manage its affairs in a manner to maintain ongoing compliance with financial covenants.

2010 Incentive Compensation:

In light of the fact that employees received no base compensation adjustments in 2009 or 2010, and in light of the fact that no management bonuses were paid with respect to 2008 or 2009,  the Compensation Committee established a broad-based cash bonus opportunity for all employees for 2010, including the Named Executive Officers and other management-level employees.  The program established a minimum threshold of $125.5 million in adjusted operating cash flow (“AOCF”) for 2010, which was the target AOCF included in the Company’s 2010 operating plan.  AOCF is defined as operating income (prepared in accordance with GAAP), exclusive of depreciation, amortization, share-based compensation, impairment, restructuring, integration and reorganization expenses and the effects of insurance recoveries.  The Company’s AOCF for the year ended December 31, 2009 was $124.3 million.

As the Company did not achieve the minimum targeted AOCF, no payouts were made pursuant to this plan with respect to 2010.

2011 Incentive Compensation

For the fiscal year ended December 31, 2011, the Compensation Committee determined that no incentive compensation program would be funded unless the Company achieved a target of $104 million in Adjusted Operating Cash Flow for the year.  The target bonus for each of the Named Executive Officers was to be as follows:

Name	2011 Target Incentive Compensation
Scott C. Petersen, CEO	70% of base compensation
Frank P. Elsenbast, CFO	50% of base compensation
James G. Naro	50% of base compensation
Steven R. Pofahl	50% of base compensation
Derek R. White	50% of base compensation

As Adjusted Operating Cash Flow for the year was $104,584,000 excluding any accrual for incentive compensation, in February 2012 the Compensation Committee decided to award aggregate incentive compensation of $584,000.The amounts of incentive compensation received in March, 2012 with respect to the fiscal year ended December 31, 2011 by each of the Named Executive Officers were as follows:

Name	2011 Incentive Compensation
Scott C. Petersen, CEO	$167,895 or 28.7% of base compensation
Frank P. Elsenbast, CFO	$55,760 or 16.4% of base compensation
James G. Naro	$45,510 or 16.4% of base compensation
Steven R. Pofahl	$0.00 or 0% of base compensation
Derek R. White	$82,000 or 20.5% of base compensation

In considering the amount of the incentive compensation, the Committee considered the performance of the Company as a whole and the performance of the business units for which each Named Executive Officer was responsible, which resulted in a higher award for Mr. White based on the results of the advertising business and the successful development and launch of the mobile business and no incentive compensation for Mr. Pofahl based on the performance of the Company’s broadband business.

Long-Term Incentives

Generally, the Compensation Committee makes the award of long-term incentives at the beginning of each year, and generally has determined the size of the grant based on its value as a targeted percentage of the executive’s base salary, taking into consideration the relative performance of the executive and the Company as a whole.  The type of awards (stock options, time-based restricted stock or performance-based restricted stock) varies from time to time based on factors considered relevant by the Compensation Committee, including, without limitation, factors such as the financial and personal performance, scope of responsibilities, the impact of the awards on the Company’s financial statements, and grant practices of similar companies.  In 2009, the Compensation Committee retained the services of Farient Advisors, LLC to advise the Compensation Committee on long-term incentive compensation.  Based on the advice received, in January 2011 and 2012, the Company issued stock options to the Named Executive Officers.  However, given the decrease in the Company’s stock price, the amounts of each grant were based on the relative size of the grants in previous years and the number of shares available for issuance under the Plan rather than on a targeted percentage of the executive’s base salary.   The amount of stock options awarded to each of the Named Executive Officers in 2011 and 2012 is as follows:

Name	Options Granted in 2011		Options Granted in 2012
Scott C. Petersen, CEO(3)	45,000	(1)	45,000	(2)
Frank P. Elsenbast, CFO (4)	15,000	(1)	20,000	(2)
James G. Naro(5)	12,500	(1)	17,500	(2)
Steven R. Pofahl(6)	7,500	(1)	2,500	(2)
Derek S. White(7)	20,000	(1)	25,000	(2)

(1)  All 2011 options were awarded on January 4, 2011 based on a closing price of $4.36 on the date of the grant.

(2)  All 2012 options were awarded on January 23, 2012 based on a closing price of $3.48 on the date of the grant.

(3)  Mr. Petersen’s grant of option shares in January 2011 and the 2012 and the grants of the time-based restricted stock referred to below reflected the level recommended by Farient Advisors, LLC in its report to the Compensation Committee in February 2009.

(4)  Mr. Elsenbast’s 2011 and 2012 grant levels reflected the Compensation Committee’s judgment as to his performance as CFO and his level of responsibility relative to other senior executives of the Company.  Mr. Elsenbast’s 2010 and 2011 grant levels were within the range recommended by Farient Advisors, LLC in its February 2009 report to the Compensation Committee.

(5)  Mr. Naro’s 2011 and 2012 grant levels reflected the Compensation Committee’s judgment as to his performance as Senior Vice President, Legal and Human Resources and General Counsel and his level of responsibility relative to other senior executives of the Company.  Mr. Naro’s 2010 and 2011 grant levels were within the range recommended by Farient Advisors, LLC in its February 2009 report to the Compensation Committee.

(6)  Mr. Pofahl’s 2011 and 2012 grants were based on the Compensation Committee’s judgment as to his performance and level of responsibility relative to other senior executives of the Company.  Additionally, the grant level was within the range recommended by Farient Advisors, LLC in its February 2009 report to the Compensation Committee.

(7)  Mr. White’s 2011 and 2012 grants were based on the Compensation Committee’s judgment as to his performance and level of responsibility relative to other senior executives of the Company.  Additionally, the grant level was within the range recommended by Farient Advisors, LLC in its February 2009 report to the Compensation Committee.

Stock options generally have a term of ten years and vest in four equal installments on the first, second, third and fourth anniversaries of the grant date.  The time-based restricted stock grants vest over four years, 50% at the end of the third year and 50% at the end of the fourth year and are intended to encourage employee retention.

In addition to the option grants set forth above, the Named Executive Officers each received a grant of time-based restricted stock in January, 2011 and 2012 in the following amounts:

Name	2011 Restricted Stock Award	2012 Restricted Stock Award
Scott C. Petersen, CEO	22,500	22,500
Frank P. Elsenbast, CFO	7,500	10,000
James G. Naro	6,250	8,750
Steven R. Pofahl	3,750	1,250
Derek S. White	10,000	12,500

Other Supplemental Benefits

In addition to the above compensation elements, the Named Executive Officers receive a cash stipend for the individual purchase of any additional supplemental benefits or perquisites they may elect to purchase.  The value of each of these supplemental executive benefits is reflected as “Other Compensation” in the Summary Compensation Table below.

Employment Agreements

The Company has entered into employment agreements with each of the Named Executive Officers in order to provide the Company with stability in its leadership and to ensure a long-term commitment by its leaders, which are described in more detail below.

Severance Upon Change-In-Control (CIC)

The CIC protection is intended to give the Named Executive Officers reasonable assurance of a long-term employment opportunity, to enable them to have a balanced perspective in making overall business decisions, and to be competitive within overall market practices.  These provisions provide for specified payments and other benefits if the officer’s employment is terminated by the Company or its successor during the period beginning six months prior to the effective date of a CIC of the Company and ending 24 months after a change in control.  CIC payments are not made if the termination is for cause, mandatory retirement, disability or death. CIC payments may also be required if the officer leaves for good reason because of significant changes in the officer’s compensation, title, or job responsibilities following the change in control.

If a severance payment following a CIC is required, the officer receives:

•                  in the case of the Named Executive Officers, a multiple of the officer’s annual base salary in effect prior to the change in control ranging from one to two and one half times the annual base salary;

•                  in the case of the CEO, but not the other Named Executive Officers, two and one-half times his target annual bonus for the bonus plan year in which the termination occurs;

•                  in the case of the Named Executive Officers other than the CEO, any unpaid target annual bonus prorated for the number of days in the year up to the termination;

•                  health care benefits and group term life insurance for up to 18 months; and

•                  full tax gross-up if any payments received by the officer following a change in control will be subject to the excise tax imposed by Section 4999 or Section 409A of the Internal Revenue Code.

In addition, the agreements related to CIC provide that in the event of a change in control of the Company, all outstanding stock options held by the officer become immediately exercisable, and continue to be exercisable for the lesser of (a) the remaining term of the option or (b) for four years following the date of termination.  Any time-based or performance-based restricted stock units fully vest.

Severance Upon Termination Other than Following a Change in Control

Each of the Named Executive Officers is eligible to receive severance benefits upon termination in situations other than following a change in control as well, unless the termination is for cause, is because of the death or disability of the executive, or the executive quits voluntarily.  The severance payments for termination by the Company without cause or an election by the Company not to allow the automatic renewal of the employment agreement include:

•                  for the CEO, two times the annual base salary and bonus;

•                  For Messrs. Elsenbast and Naro, base salary increased by twenty percent to compensate for lost benefits (the “Adjusted Base Salary”) for a period of eighteen months;

•                  For Messrs. Pofahl and White, Adjusted Base Salary for a period of twelve months.

In addition, for termination by the Company without cause, or upon death or disability:

•                  for the CEO, a pro rata portion of the greater of the preceding year’s bonus or the bonus that would have been earned for the current year under any bonus program in which the CEO is participating at the time; and

•                  for the Senior Vice Presidents, a pro rata portion of the target bonus that would have been earned for the current year under any bonus program in which the Senior Vice President is participating at the time.

The following table sets forth the maximum amounts that would have been received by each of the Named Executive Officers had their employment been terminated without cause as of December 31, 2011 and assuming the same bonus amounts as were actually paid in 2012 with respect to 2011 performance:

Name	Maximum Amount Payable in the Event of Termination — No Change of Control ($)	Maximum Amount Payable in the Event of Termination — With Change of Control ($)
Scott C. Petersen, CEO	1,505,790	1,882,238
Frank P. Elsenbast, CFO	667,760	565,760
James G. Naro	545,010	739,260
Steven R. Pofahl	321,000	668,750
Derek S. White	562,000	882,000

SUPPLEMENTARY COMPENSATION POLICIES

Stock Ownership Requirements

In January 2005, the Company adopted stock ownership guidelines for the Company’s Chief Executive Officer and the other executive officers. Under the guidelines, each executive is expected to acquire over five years, if not before, from the date of implementation of the guidelines or the commencement of employment with the Company, common stock of the Company with a value equal to a specified multiple of the executive’s base salary. For the Chief Executive Officer, the multiple is 5 times and for Senior Vice Presidents the multiple is 1.5 times. In light of the decreases in the Company’s stock price due to general economic conditions, as of December 31, 2011, none of the executive officers met these guidelines.

Other Factors Affecting Compensation

In establishing total compensation for the CEO and the other Named Executive Officers, the Compensation Committee considered the effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation paid to each named executive officer to $1 million.  To the extent possible, the Compensation Committee intends to preserve deductibility, but may choose to provide compensation that is not deductible if necessary to attract, retain and reward high-performing executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Vikki Pachera, Chair
Marty Abbott
John E. Haire

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors is composed of Ms. Pachera (Chair) and Messrs. Abbott, Haire and Shapiro.  No member of the Compensation Committee has ever served as an officer of the Company.  Certain compensation matters were reviewed by the entire Board of Directors, which includes Mr. Petersen, Chairman of the Board and Chief Executive Officer.  No member of the Compensation Committee is a director or member of the compensation committee of any other public company. No executive officer serves as a director of another entity or serves on the compensation committee of another entity whose executive officers or directors serve on the Board of Directors of the Company or as a member of the Compensation Committee.

Executive Compensation

The following table sets forth certain information regarding the compensation of the Named Executive Officers of the Company:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Scott C. Petersen Chairman of the Board, President, Chief Executive Officer, PEO(4)	2011 2010 2009	585,000 585,000 585,000		— — —	98,100 — —	153,450 372,600 249,750	— — —		— — —	54,000 54,000 75,756	890,550 1,011,600 910,506

Frank P. Elsenbast Senior Vice President, Chief Financial Officer PFO(5)	2011 2010 2009	340,000 235,385 —	(6)	— —	120,950 135,600 —	51,150 155,700 —	— 75,000 —	(6)	— — —	22,800 15,200 —	534,900 616,815 —

James G. Naro Senior Vice President, Legal and Human Resources	2011 2010 2009	277,500 277,500 277,500		— — —	27,250 — —	42,625 103,500 5,250	— — —		— — —	22,800 22,800 24,191	370,175 403,800 306,941

Steven R. Pofahl Senior Vice President,General Manager,Broadband	2011 2010 2009	267,500 267,500 267,500		— — —	16,350 — —	25,575 62,100 5,250	— — —		— — —	22,800 22,800 29,258	332,225 352,400 302,008

Derek S. White(7) President, Interactive and Media Networks	2011 2010 2009	400,000 348,942 325,000		— — —	43,600 — —	68,200 124,200 10,500	43,875 43,875 80,437		— — —	22,800 22,800 34,556	578,475 539,817 450,493

(1)         The amounts in this column represent the aggregate grant date fair value costs incurred in the applicable year computed in accordance with FASB ASC TOPIC 718. The detailed methodology for computing these amounts is set forth in Note 12 to the Company’s financial statements as of December 31, 2011, which can be found on pages F-26 through F-29 of the Company’s annual report on Form 10-K for the Year ended December 31, 2011, which was filed with the Securities Exchange Commission on March 15, 2012.  There were no shares forfeited by the Named Executive Officers in 2011.

(2)         The amounts in this column represent the aggregate grant date fair value in the applicable year computed in accordance with FASB ASC TOPIC 718. The detailed methodology for computing these expenses is set forth in Note 12 to the Company’s financial statements as of December 31, 2011, which can be found on pages F-26 through F-29 of the Company’s annual report on Form 10-K for the Year ended December 31, 2011, which was filed with the Securities Exchange Commission on March 15, 2012. There were no options forfeited by the Named Executive Officers in 2011.

(3)         The amounts in this column reflect cash payments received by the Named Executive Officers for the individual purchase of additional supplemental benefits or perquisites they may elect.

(4)         “PEO” refers to principal executive officer.

(5)         “PFO” refers to principal financial officer.

(6)         Mr. Elsenbast joined the Company in April 2010, and the 2010 salary reflects amounts received from April 2010 through the end of the year.  In accordance with the terms of his employment agreement, Mr. Elsenbast received the sum of $75,000 as a minimum bonus for the year ended December 31, 2010. Mr. Elsenbast also received $85,870 of additional compensation which consisted of $15,200 of cash payments for the purchase of supplemental benefits or perquisites as referenced in footnote 3 above and an additional amount of $70,670, which consisted of payments of $50,991 for moving expenses in accordance with the terms of Mr. Elsenbast’s employment agreement and $19,679 as a reimbursement of federal taxes payable in connection with such moving expenses.

(7)         In accordance with the terms of his employment agreement, in 2009, Mr. White received the sum of $80,437 as a minimum bonus for the year ended December 31, 2008, which sum relates to that portion of his annual bonus which was to be based on the performance of The Hotel Networks, Inc. in 2008, prorated for the eleven months he was employed by the Company in 2008.  Mr. White also was awarded bonuses totaling $86,750 pursuant to a separate bonus plan applicable to employees of The Hotel Networks, Inc. for the achievement of 2010 revenue targets by that subsidiary.  One half of this bonus was paid in 2010, and the remaining half was paid in 2011.

The material terms of each of the named officer’s employment agreements, change in control agreements and related agreements are set forth in Employment Agreements, below.

The following table sets forth information regarding the Company’s incentive plan awards of restricted stock granted to the Named Executive Officers of the Company during 2011:

Grants of Plan-Based Awards - 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards Number of Shares of Stock	All Other Option Awards Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(2)	Options (#)(3)	Awards ($/Sh)	Option Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Scott C. Petersen, PEO	01/04/2011	—	—	—	—	—	—	22,500	45,000	4.36	$294,300

Frank P.	01/04/2011	—	—	—	—	—	—	7,500	15,000	4.36	$98,100
Elsenbast, PFO	06/02.2011							25,000	—	3.53	$88,250

James G. Naro	01/04/2011	—	—	—	—	—	—	6,250	12,500	4.36	$81,750

Steven R. Pofahl	01/04/2011	—	—	—	—	—	—	3,750	7,500	4.36	$49,050

Derek S. White	01/04/2011	—	—	—	—	—	—	10,000	20,000	4.36	$130,800

(1)  No equity incentive plan awards are based on the satisfaction of conditions, except that the options set forth in Column (j) are subject to a four year vesting schedule.

(2)  The awards consist of time-based restricted stock and vest one half on the third anniversary of the grant and one half on the fourth anniversary of the grant.

(3)  Stock options vest in four equal installments on the first, second, third and fourth anniversary of the date of the grant.

Employment Agreements

The Company has entered into an employment agreement with Mr. Petersen to serve as the Company’s Chairman of the Board, President and Chief Executive Officer, which was amended and restated in January 2008.  Mr. Petersen’s employment agreement currently continues until December 31, 2013 and provides that such date shall be automatically extended for an additional year (resulting in a rolling two year term) unless either the Company or Mr. Petersen provides proper notice that such party does not wish to extend.  Mr. Petersen’s base salary for 2011 was $585,000 and he received an annual performance bonus of $167,895.  He did not receive an annual performance bonus with respect to 2009 or 2010.  In addition, Mr. Petersen is entitled to participate in various Company benefit plans.

Mr. Petersen’s employment may be terminated prior to the expiration of the term of the employment agreement (i) upon Mr. Petersen’s death or disability or (ii) by the Company at any time upon proper notice, with or without cause, by action of its Board of Directors.  In the event of any such termination of employment, the following termination benefits apply: (x) for any termination, other than for cause (including a termination due to death or disability), the Company will pay a pro rata portion of the greater of the preceding year’s bonus or the bonus that would have been earned for the current year under any bonus program in which Mr. Petersen may be participating at the time, unless such payment is not permitted by the terms of the plan; and (y) for any termination by the Board of Directors without cause or an election by the Company not to allow the employment agreement to automatically extend, the Company will pay Mr. Petersen an additional severance payment equal to two times Mr. Petersen’s annual base salary and bonus, unless such termination is by the Company or by Mr. Petersen for good reason within 24 months of a change of control involving the Company, in which case the Company will pay Mr. Petersen two and one-half times his annual base salary and bonus.  Mr. Petersen’s amended and restated employment agreement replaces and supersedes the employment agreement previously entered into by Mr. Petersen with the Company.  The employment agreement contains a covenant by Mr. Petersen not to compete with the Company, or to work for a competing business, for two years following the termination of his employment.

The Named Executive Officers of the Company other than the CEO have employment agreements with the Company that expire on December 31, 2012, but which automatically renew for additional terms of one year unless notice of termination is given prior to November 1, 2012. The employment of each of the Named Executive Officer may be terminated prior to the expiration of the term of the agreement (i) automatically upon death or disability or (ii) by the Company at any time, with or without cause, by action of its Board of Directors.  In the event of any such termination of employment, the following termination benefits apply: (x) for any termination, other than for cause (including a termination due to death or disability), the Company will pay a pro rata portion of the target bonus for the then current year under any bonus program in which such executive may be participating at the time, unless such payment is not permitted by the terms of the plan; and (y) for any termination by the Board of Directors without cause, including an election by the Company not to allow the agreement to automatically extend, the Company will pay the executive an additional severance payment for a defined period at a monthly rate equal to the executive’s monthly base salary increased by twenty percent.  The length of the period during which the Company is obligated to make such severance period varies from eighteen months in the case of Messrs. Elsenbast and Naro to twelve months in the case of Messrs. Pofahl and White.  The employment agreements contain additional provisions which are applicable in the event of a termination after a change in control involving the Company, the terms of which are described in more detail below.  The employment agreements contain a covenant by each of the executives not to compete with the Company, or to work for a competing business, for a period of time ranging from twelve months for Mr. White and six months in the case of Messrs. Naro, Pofahl and Elsenbast.

The employment agreements of the Named Executive Officers of the Company other than the CEO also provide for the payment of certain compensation and other benefits in the event of a covered termination of the executive’s employment within six months prior to and two years following a “change in control” involving the Company.  No compensation is payable to any executive under these provisions unless (i) there has been a change in control and (ii) the executive’s employment with the Company shall have been terminated (including a substantial reduction in duties or compensation, but excluding termination as a result of the death or permanent disability of the executive or for cause or voluntary retirement). A “change in control” is generally defined as the occurrence of any of the following: (i) any person or group becomes the beneficial owner of securities representing 30% or more of the voting power of the Company’s outstanding capital stock having the right to vote in the election of directors; (ii) a majority of the members of the Board of Directors shall not for any reason be the individuals who at the beginning of such period constitute the Board of Directors or persons nominated by such members; (iii) any merger, consolidation or sale of all or substantially all of the assets of the Company (meaning assets representing 30% or more of the net tangible assets of the Company or generating 30% or more of the Company’s operating cash flow), excluding a business combination or transaction in which: (a) the stockholders of the Company prior to such transaction continue to represent more than 70% of the voting power of the Company immediately after giving effect to such transaction; or (b) no person or group becomes the beneficial owner of 30% or more of the Company’s voting stock; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (v) the occurrence of any other event that would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A of the Exchange Act.

Upon a covered termination, the executive is entitled to receive a lump sum payment equal to the compensation the executive would have received over a 30-month period, a pro rata portion of any bonus the executive would have received for the year in which such termination occurs, any stock options previously granted to the executive will become fully vested and exercisable for a period of four years following the date of termination, and the executive will be entitled to the continuation of the insurance and other welfare benefits then being received by such executive for up to 18 months. The change of control provisions terminate two years from the date of a change in control of the Company if there has not been a covered termination.

The following table sets forth information regarding the total amount of stock options and restricted stock grants held by each of the Named Executive Officers as of December 31, 2011:

Outstanding Equity Awards At Fiscal Year-End 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (7)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Scott C. Petersen, PEO	57,500 10,000 26,250 37,500 22,500 —	— — 18,750 37,500 67,500 45,000	— — — — — —	10.19 30.48 16.22 4.54 5.40 4.36	12/17/2012 04/01/2017 01/03/2018 06/18/2019 01/03/2020 01/03/2021	26,000	(1)	62,140	—	—

Frank P. Elsenbast, PFO	7,500 —	22,500 15,000	— —	6.78 4.36	04/18/2020 01/03/2021	52,500	(2)	125,475	—	—

James G. Naro	8,500 9,562 6,250 6,250 —	— 3,188 6,250 18,750 12,500	— — — —	30.48 16.22 0.70 5.40 4.36	04/01/2017 01/03/2018 01/01/2019 01/03/2020 01/03/2021	7,750	(3)	18,523	—	—

Steven R. Pofahl	10,000 9,562 6,250 3,750 —	— 3,188 6,250 11,250 7,500	— — — — —	30.48 16.22 0.70 5.40 4.36	04/01/2017 01/03/2018 01/01/2019 01/03/2020 01/03/2021	5,250	(4)	12,548	—	—

Derek S. White	11,250 12,500 7,500 —	3,750 12,500 22,500 20,000	— — — —	16.56 0.70 5.40 4.36	02/18/2018 01/01/2019 01/03/2020 01/03/2021	12,500	(5)	29,875	—	—

(1)  These awards consist of time-based restricted stock that vests one half on the third anniversary of the grant date and one half on the fourth anniversary of the grant date.  Amount consists of 3,500 shares from a grant made on January 4, 2008 and 22,500 shares from a grant made on January 4, 2011.

(2)  These awards consist of time-based restricted stock that vests one half on the third anniversary of the grant date and one half on the fourth anniversary of the grant date.  Amount consists of 20,000 shares that were awarded on April 19, 2010, 7,500 shares that were awarded on January 4, 2011, and 25,000 shares that were awarded on June 2, 2011.

(3)  These awards consist of time-based restricted stock that vests one half on the third anniversary of the grant date and one half on the fourth anniversary of the grant date.  Amount consists of 1,500 shares from a grant made on January 4, 2008 and 6,250 shares from a grant made on January 4, 2011.

(4)  These awards consist of time-based restricted stock that vests one half on the third anniversary of the grant date and one half on the fourth anniversary of the grant date.  Amount consists of 1,500 shares from a grant made on January 4, 2008 and 3,750 shares from a grant made on January 4, 2011.

(5)  These awards consist of time-based restricted stock that vests one half on the third anniversary of the grant date and one half on the fourth anniversary of the grant date.  Amount consists of 2,500 shares from a grant made on February 19, 2008 and 10,000 shares from a grant made on January 4, 2011.

(7)  All options referenced in this table vest in four equal installments on the first, second, third and fourth anniversaries of the grant date.

The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during the year ended December 31, 2011:

Option Exercises And Stock Vested - 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Scott C. Petersen, PEO	—	—	5,250	21,648
Frank P. Elsenbast, PFO	—	—	—	—
James G. Naro	—	—	2,250	9,278
Steven R. Pofahl	—	—	2,250	9,278
Derek S. White	—	—	2,500	8,125

The Company does not maintain a pension plan or nonqualified deferred compensation plans for its executive officers.

For disclosure of potential payments upon termination or change in control, see discussion at Severance Upon Change in Control and Severance Upon Termination Other than Following a Change in Control in the Compensation Discussion and Analysis, above.

REPORT OF THE AUDIT COMMITTEE

In 2011, the Audit Committee of the Board of Directors consisted of Mr. Bradbury, as Chair, and Messrs. Leyendecker, Kirby, and Shlecter.  Mr. Leyendecker retired from Board and the Audit Committee on June 2, 2011. Each member of the Audit Committee is “independent” as determined by the Board and in accordance with the NASDAQ listing requirements and is “financially literate” as that qualification is determined by the Board. In addition, in 2011, the Board of Directors approved the designation of Audit Committee member R. Douglas Bradbury as the Audit Committee’s “financial expert” in accordance with SEC rules.

The purpose of the Audit Committee is to assist the Board with its responsibility for overseeing the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements regarding financial reporting; the qualifications, independence, and performance of the Company’s independent registered public accounting firm; the preparation of the reports prepared in accordance with the rules of the Securities and Exchange Commission; and other duties as directed by the Board or as required by the Securities and Exchange Commission, the Public Company Accounting Oversight Board or NASDAQ. As part of its responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2011 and discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.  The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the reviews and discussions referred to above, the Audit Committee approved and recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Commission.

The Audit Committee acts under an Audit Committee Charter which is reviewed annually by the Audit Committee.  The Audit Committee Charter is used by the Audit Committee to guide its activities.  The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 and recommended that such selection be presented to the Company’s stockholders for ratification at the Meeting.

Audit and Non-Audit Fees:

The fees billed by our principal accountant, PricewaterhouseCoopers LLP for 2011, by category, were as follows:

Audit fees (1)	$597,200
Audit related fees	-0-
Tax fees	-0-
All other fees	-0-

The fees billed by PricewaterhouseCoopers LLP for 2010, by category, were as follows:

Audit fees (2)	$629,400
Audit related fees (3)	$120,200
Tax fees	$31,900
All other fees	-0-

(1)         2011 Audit fees consist of services rendered for the integrated audit of the annual financial statements and the Company’s internal control over financial reporting, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide.   2011 fees listed above include out-of-pocket expenses and taxes of $67,200.

(2)         2010 Audit fees were revised to include an incremental billing issued during March, 2011 and consist of services rendered for the integrated audit of the annual financial statements and the Company’s internal control over financial reporting, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide.   2010 fees listed above include out-of-pocket expenses and taxes of $66,400.

(3)         Audit-related fees consist of $120,200 for accounting consultation fees related primarily to our common and preferred stock offerings, and our debt refinancing efforts during 2010.

The Audit Committee Charter provides that the Audit Committee shall approve in advance any fees related to non-audit services.  Accordingly, the Company’s independent registered public accounting firm submits to the Audit Committee a notice of services proposed to be provided and the associated fees prior to the provision of any non-audit services.  The Audit Committee or its delegate considers such proposals on an as-needed basis.  During  2011, all such non-audit fees were pre-approved by the Audit Committee.

THE AUDIT COMMITTEE
R. Douglas Bradbury, Chair
J. Scott Kirby
Scott H. Shlecter

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

None of the directors or executive officers of the Company or any subsidiary thereof, or any security holder who is the beneficial owner of more than five percent of our common stock, or any associates or affiliates of any of them, is or has been indebted to the Company at any time since the beginning of the last completed fiscal year in excess of $120,000. The Company did not make any loans to executive officers in 2011, and no loans currently exist to such officers. None of the directors or executive officers of the Company or any associate or affiliate of such person, had any material financial interest, direct or indirect, in any transaction or any proposed transaction with the Company during the past fiscal year.  Related party transactions are subject to the restrictions set forth in the Company’s Code of Business Conduct and Ethics. Our Board reviews and approves any transactions with related parties in which the related person has or will have a material direct or indirect interest.  Our Board’s related review and approval policies are not in writing, but in conducting such reviews and approving such transactions, among other things, our Board considers the type of transaction proposed, appropriate regulatory requirements, the monetary value of the transaction, the nature of the goods and/or services involved and whether the transaction may influence the related person’s ability to exercise independent judgment when conducting the Company’s business and affairs.

Item 2.  AMENDMENT OF THE 2003 STOCK OPTION AND INCENTIVE PLAN

Background

At the Company’s 2003 Annual Meeting, the stockholders approved the Company’s 2003 Stock Option and Incentive Plan (the “Plan”). The Plan provided for 900,000 shares to be reserved for issuance under the Plan. At the time of approval, the Company indicated that the 900,000 shares would be sufficient for three years. The Plan was most recently amended in 2009 to increase the number of available shares to 2,600,000 shares, which the Company expected would be sufficient to meet, under normal grant practices, the Company’s needs for the next three years.  As of the date of this Proxy Statement, 55,096 shares remain available for issuance under the Plan and, accordingly, the Board of Directors has recommended that the number of shares authorized under the Plan be increased.

Since 2009, the pool of potential participants in the Plan has grown.  In order to assure that the Plan was properly sized to take into account the number of participants, that grant practices were appropriate in light of the current economic conditions, and that the proposed increases would be acceptable to stockholders and proxy advisory services, the Board of Directors sought the advice of Semler Brossy Consulting Group, LLC, an outside consultant, to recommend the size of an appropriate amendment.  The third party consultant considered a number of factors, including but not limited to (a) the Company’s past grant history, (b) the number of current options outstanding and the strike price of such options, (c) the grant practices of other companies similar to the Company, and (d) the guidelines established by various governance advisory services.  Based on, and consistent with those recommendations, the Board of Directors is seeking to increase the number of shares reserved for issuance under the Plan to 3,500,000 shares, an increase of 900,000 shares.  The Board of Directors expects that the increased number of shares will be sufficient to meet, under normal grant practices, the Company’s needs for two years of equity-based compensation for directors, one year of equity-based compensation for employees, and sufficient shares for initial option grants should the Company fill currently open managerial positions.  As the 2003 Stock Option and Incentive Plan will expire in May 2013, it is anticipated that the Board of Directors will adopt a new plan and present it to the stockholders for ratification at the 2013 annual meeting.  The number of shares in the Plan reflects a continuation of normal, historic grant practices as well as the fact that the pool of recipients expanded following the acquisition of On Command and its subsidiaries and the acquisition of Stay Online, Inc. in 2007, and represents a maximum dilution of approximately 3.6% based on the 25,347,609 shares of common stock currently outstanding and assuming the issuance of the entire 900,000 shares, which remains generally consistent historical average use by the Company’s peer group as well as the 5.56% allowable cap for Media companies established by Institutional Shareholder Services, a proxy advisory service.  The maximum dilution, assuming the issuance of the entire 900,000 shares and the conversion of the Company’s outstanding convertible preferred stock, would total approximately 2.2%.

Generally, the purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified management and to provide added incentive to officers, directors, consultants and other key employees of the Company and its affiliates for high levels of performance and to encourage stock ownership in the Company. The Board of Directors believes that in order for the Company to remain competitive for qualified management it must adopt and maintain a flexible stock option and incentive plan with a variety of awards, such as provided under the Plan.

The Board of Directors believes that the Company’s policy of encouraging stock ownership by its directors, officers and key employees has been a positive factor in its growth and success by enabling the Company to attract and retain quality directors and key employees, to stimulate the efforts of such individuals towards achievement of the Company’s objectives and to align the interests of such individuals with those of the Company’s stockholders.

A general description of the basic features of the Plan is set forth below. This summary is qualified in its entirety by the actual text of the Plan. A mark-up of the Plan, showing the amendment, is attached as Annex 2.

General. The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain and reward key employees (“Key Employees”) and non-employee directors (“Non-Employee Directors”) of the Company by offering them the opportunity to have a greater proprietary interest in and closer identity with the Company and its financial success.

Administration. The Plan is administered by the Compensation Committee (the “Administrator”). The Administrator may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of awards granted under the Plan, including the number of shares, participation rights, options grants, exercise price, duration and method of exercise as set forth in the Plan, and make such other determinations as it deems necessary or advisable for the administration of the Plan.

Eligibility and Number of Shares; Number of Shares Subject to Awards. Employees and Non-Employee Directors are eligible to receive awards under the Plan. While every Employee is eligible to participate in the Plan, in the past year 67 employees and directors actually received awards under the Plan. The Plan currently provides that the number of shares of common stock available for issuance is 2,600,000 (subject to adjustment for stock splits, stock dividends and other changes in the Company’s capitalization as noted in the Plan). Since the adoption of the Plan in 2003, options to purchase 2,060,875 shares have been granted (after accounting for cancelled and forfeited options) and 610,531 shares of restricted stock or restricted stock units have been awarded. The Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. These agreements are entered into by the recipients of the awards and the Company at the time the awards are granted, and such agreements are subject to amendment from time to time. Any shares of common stock subject to issuance upon exercise of awards but which are not issued because of a surrender (other than upon exercise or termination of the Plan), forfeiture, expiration, termination or cancellation of any such award, shall be available for issuance. In addition, the Plan provides that if a recipient uses shares of the Company’s common stock to pay the purchase or exercise price of an award or to satisfy tax withholding obligations related to the award, only the net number of shares shall be deemed to be issued for purposes of determining the maximum number of shares available under the Plan. The per share exercise price of each nonqualified stock option granted to a Non-Employee Director must be the fair market value (as defined by the Plan) of a share of common stock on the date of grant.

Type of Awards Granted. The types of awards that may be granted under the Plan include incentive stock options (within the meaning of Section 422 of the Internal Revenue Code (the “Code”)), non-qualified stock options, restricted stock and stock appreciation rights. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, these awards are exercisable by the recipients at such times as determined by the Administrator.

Market Value of the Underlying Securities.  The closing price of a share of the Company’s common stock on April 2, 2012 was $3.57.

Incentive and Non-qualified Stock Options. Both incentive stock options and non-qualified stock options may be granted to recipients at such exercise prices as the Administrator may determine, but the exercise price cannot be less than 100% of their fair market value (as defined in the Plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the Administrator may determine, except that unless applicable federal tax laws are modified: (i) no incentive stock options may be granted more than 10 years after the effective date of the Plan; (ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant; and (iii) the aggregate fair market value of the shares of the Company’s common stock with respect to which incentive stock options held by an employee under the Plan or any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Incentive stock options may only be granted to employees of the Company and its subsidiaries. The purchase price for stock purchased upon the exercise of the options may be payable in cash, in cash received from a broker-dealer to whom the participant has submitted an exercise notice consisting of a fully endorsed option (however, in the case of a participant subject to Section 16 of the Exchange Act, this payment option shall only be available to the extent such person complies with Regulation T issued by the Federal Reserve Board), by delivering (either actual delivery or by attestation procedures established by the Company) previously owned shares of common stock (which the participant has held for at least six months prior to the delivery of such shares or which the participant purchased on the open market and in each case for which the participant has good title, free and clear of all liens and encumbrances) having an aggregate fair market value on the date of exercise equal to the exercise price, by directing the Company to withhold such number of shares of common stock otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the exercise price, by agreeing to surrender options then exercisable valued at the excess of the aggregate fair market value of the shares of common stock subject to such options on the date of exercise over the aggregate exercise price of such shares, by such other medium of payment as the Administrator, in its discretion, shall authorize at the time of grant, or by any combination of the foregoing.

Stock Appreciation Rights. The Administrator has discretion to grant both non-option stock appreciation rights or option stock appreciation rights. An option appreciation right is a stock appreciation right which is granted in conjunction with a grant of stock options. A non-option stock appreciation right is not tied to a stock option grant. A non-option stock appreciation right shall be governed by a non-option stock appreciation rights agreement that shall set forth the applicable performance or employment standards. Payment for non-option stock appreciation rights shall be made in a lump sum cash payment upon termination of employment in an amount equal to the number of non-option stock appreciation rights for which the standards have been satisfied multiplied by the fair market value of a share of common stock as determined by the Plan. Option stock appreciation rights, if approved, are granted at the time of an option grant and can be granted in addition to the option or in tandem with an option (“tandem stock appreciation rights”). A tandem stock appreciation right affords the holder the right to choose between (i) exercising the stock option and forfeiting the stock appreciation right, or (ii) exercising the stock appreciation right and forfeiting the stock option. The Administrator shall specify a base price for all non-tandem stock appreciation rights equal to the fair market value (as determined by the 2003 Plan) of a share of common stock on the date of grant. No tandem stock appreciation rights shall be granted to an employee in a manner that will disqualify an incentive stock option granted under Section 422 of the Code, unless the employee consents thereto. Upon exercise, option stock appreciation rights shall entitle the employee to receive from the Company the number of shares of common stock having an aggregate fair market equal to: (i) for non-tandem non-option stock appreciation rights, the excess fair market value of one share of common stock on the date of exercise over the base price specified in the non-option stock appreciation right multiplied by the number of shares of common stock subject to the non-option stock appreciation right, or (ii) for tandem stock appreciation rights, the excess of the fair market value of one share of common stock as of the date of exercise over the stated exercise price per share multiplied by the number of shares of common stock subject to the tandem stock appreciation right. The Plan Administrator may elect to settle in cash. Upon exercise of a tandem stock appreciation right, the unexercised option, or the portion thereof to which the exercised portion of the tandem stock appreciation right is related, shall expire.

Restricted Stock Awards. The Administrator is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Administrator shall, subject to the 2003 Plan, determine the persons to whom such awards are made, the timing and amount of such awards, the performance standards and all other terms and conditions. Such terms shall be set forth in a restricted stock agreement. Holders of restricted stock shall have the same rights as all other stockholders of the Company, including the right to vote such shares and receive dividends. Restricted stock granted to recipients shall be subject to forfeiture upon certain events, including violations of non-competition and confidentiality covenants or failure to satisfy performance or service requirements set forth in the restrictive stock agreement. The Compensation Committee has established a policy that future grants of restricted stock, if any, will be counted differently than options issued pursuant to the Plan, with each share of restricted stock treated as equivalent to an option to acquire two shares of stock, solely for the purpose of determining how many shares are available for grant under the Plan.

Acceleration of Awards, Lapse of Restrictions, Forfeiture. The Administrator may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options or acceleration of the term with respect to which the achievement of performance targets is determined in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death or retirement of the recipient, or such other events as the Administrator may determine. The Administrator may provide that certain awards may be exercised in certain events after the termination of employment or death of the recipient.

Adjustments, Modification, Termination. The 2003 Plan provides the Administrator with discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the option price of outstanding options, and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalization, stock dividends, stock splits, reverse stock splits, or other relevant changes. In 2003, the Board of

Directors concluded, as a matter of policy, that “repricing” of options was not in the best interest of the shareholders and therefore decided this was not appropriate action to consider, and the Plan was amended in 2006 to prohibit repricing.  Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the Administrator, which may include changes in the Company’s accounting practices or changes in the recipient’s title or employment responsibilities. The 2003 Plan also gives the Administrator the right to terminate, suspend, or modify the 2003 Plan under certain circumstances, except that amendments to the 2003 Plan are subject to stockholder approval if needed to comply with the incentive stock option provisions of federal tax law.

Federal Tax Considerations.

Incentive Stock Options. No taxable income to a recipient will be realized, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), the recipient will be considered to have realized compensation, taxed as ordinary income in the year of disposition, in an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below. Consultation with a qualified income tax advisor is strongly recommended before exercising an option.

Non-Qualified Stock Options. No taxable income to a recipient will be realized, and the Company will not be entitled to any related deduction, at the time any non-qualified stock option is granted under the Plan. Generally, at the time shares are transferred to the recipient pursuant to the exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be treated as a capital gain or loss.

Restricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code, (i) the recipient will not realize income upon the grant of restricted stock, (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction when the restrictions have been removed or expire and (iii) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code within 30 days following the receipt of the restricted stock, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

Stock Appreciation Rights. Generally: (i) the recipient will not realize income upon the grant of a stock appreciation right; (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of common stock, or a combination of cash and shares of common stock are delivered to the recipient upon payment of the stock appreciation right, (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. When the recipient disposes of shares received in payment of a stock appreciation right, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

Withholding. The Plan permits the Company to withhold from cash awards, and to require a recipient receiving common stock under the Plan to pay the Company, in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Administrator may permit or require a recipient of a stock award to cover withholding obligations through a reduction in the number of shares delivered to such recipient or the surrender to the Company of shares previously received by the recipient.

Company Tax Deductions. The Code limits the allowable deduction for compensation paid to or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated employees of a publicly held corporation to no more than $1 million per year. Certain types of compensation are exempted from this deduction limitation, including compensation subject to: (i) the attainment of an objective performance goal or goals; (ii) an outside director requirement; and (iii) a shareholder approval requirement. The deduction with respect to any stock option meeting the requirements described above is not subject to the $1 million per employee per year deduction limitation.

The tax deduction of the Company with respect to any other stock option is determined when the option is exercised by the option holder. To the extent the option is treated as a non-qualified option, the deductible amount generally will equal the difference between the fair market value of the common stock of the Company on the date of exercise and the exercise price of the option, multiplied by the total number of options exercised.

The stock options of the Company granted pursuant to the Plan are awarded at a price not less than the fair market value of the common stock of the Company on the date of the grant. Thus, such options are treated as “performance-based” compensation under the first requirement of the Code set forth above. The Board of Directors plans to continue to review the composition of the Compensation Committee to ensure that it will consist entirely of “outside directors” (as such term is defined by the Code) in order to satisfy the second requirement of the Code set forth above.

Plan Benefits

The benefits and amounts that will be received in the future by each of the Named Executive Officers, the executive officers as a group, the non-executive officer directors as a group, and all other key management employees under the 2003 Plan are not presently determinable because awards will be made at the discretion of the Plan Administrator. The following chart presents the benefits or amounts that have been received by or allocated to each of the following groups during the fiscal year ended December 31, 2011:

2003 Stock Option and Incentive Plan — 2011 Grants

Name and Position	Dollar Value ($)(1)	Number of Units (2)	Number of Options (3)
Scott C. Petersen, Chairman of the Board, President, Chief Executive Officer	—	22,500	45,000
Frank E. Elsenbast, Chief Financial Officer	—	32,500	15,000
James G. Naro, Senior Vice President, Legal and Human Resources, General Counsel	—	6,250	12,500
Steven R. Pofahl, Senior Vice President, General Manager, Broadband	—	3,750	7,500
Derek H. White, President, Interactive Media and Networks	—	10,000	20,000
Executive Group(4)	—	270,250	112,500

Non-Executive Director Group	$134,140	28,500	35,000
Non-Executive Officer Employee Group	—	6,250	112,500

(1)         Reflects the value of time-based restricted stock units issued during the fiscal year ended December 31, 2011 as of the grant date, $3.53 per share.

(2)         Reflects the number of shares of time-based restricted stock issued in the fiscal year ended December 31, 2011.

(3)         Options issued during the fiscal year ended December 31, 2011 have exercise prices ranging from $3.37 to $4.36.

(4)         Includes two officers in addition to the Named Executive Officers.

The grants of awards under the Plan, the outstanding equity awards, and information regarding exercises and vesting under the Plan are more fully described on pages 21 through 22 above.

Securities Authorized for Issuance Under Existing Equity Compensation Plans as of December 31, 2011

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by stockholders	1,582,925	$9.61	344,471
Equity compensation plans not approved by stockholders	—	—	—
Total	1,582,925	$9.61	344,471

Board of Director Recommendation and Voting Requirements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE PLAN.

Item 3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of the Company is PricewaterhouseCoopers LLP, 650 Third Avenue South, Suite 1300, Minneapolis, MN 55402.  PricewaterhouseCoopers LLP has performed auditing services for the Company since its appointment on May 31, 2002, which services have consisted of the annual audit and quarterly reviews of the consolidated financial statements of the Company and assistance and consultation in connection with filings with the SEC. All professional services rendered by PricewaterhouseCoopers LLP during 2011 were furnished at customary rates and terms.

It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, and will have an opportunity to make a statement and be available to respond to appropriate questions regarding the Company’s consolidated financial statements.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year and the stockholders are being asked to ratify such appointment. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock represented and voting at the Meeting will be required for ratification of the appointment.  In the event ratification does not pass, the Audit Committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Item 4.  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Congress adopted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in mid-2010.  The Dodd-Frank Act requires that public companies give their stockholders the opportunity to cast advisory votes relating to executive compensation at the first annual meeting of stockholders held after January 21, 2011.  The SEC has adopted rules to implement the provisions of the Dodd-Frank Act relating to this requirement.  This “say-on-pay” proposal is being submitted to you to obtain the advisory vote of the stockholders in accordance with the Dodd-Frank Act, Section 14A of the Securities Exchange Act and the SEC’s rules.  Because your vote is advisory, it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.  The Board will disclose, via the filing of a Report on Form 8-K with the Securities and Exchange Commission, how it will respond to a stockholder vote indicating disapproval of the Company’s executive compensation.

The Company asks that you indicate your support for the executive compensation policies and practices as described in the Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, by voting on the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED HEREIN, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

ANNUAL REPORT

The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is available on the Internet at http://proxyvote.com.  Alternatively, a physical copy of our Form 10-K, this Proxy Statement, and the Company’s Notice of Internet Availability of Proxy Materials are available from the Company or through the website referenced above.  The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

PROPOSALS OF STOCKHOLDERS

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2013 Annual Meeting of Stockholders will be held on or about May 30, 2013. Proposals of stockholders intended to be included in the proxy materials for the 2013 Annual Meeting of Stockholders must be received by the Secretary of the Company, 3900 West Innovation Street, Sioux Falls, South Dakota 57107, by the close of business on December 31, 2012 and comply in all respects with applicable rules of the SEC, in a form that complies with the Company’s Bylaws and applicable requirements.

A stockholder may present a proposal not included in our 2013 proxy materials from the floor of the 2013 Annual Meeting of the Stockholders only if the Secretary of the Company receives timely notice of the proposal, along with additional information required by the Company’s Bylaws.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 days nor more than 105 days prior to the first anniversary of the 2012 Annual Meeting of Stockholders.  Therefore, proposals must be submitted in accordance with the foregoing during the period which begins on February 16, 2013 an ends on March 18, 2013.  Notice should be addressed to LodgeNet Interactive Corporation, Attn: Corporate Secretary, 3900 West Innovation Street, Sioux Falls, South Dakota, 57107.

“HOUSEHOLDING” OF PROXY MATERIALS.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the annual report, proxy statement, and Notice of Internet Availability of Proxy Materials, as applicable, with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  The Company and some brokers household proxy materials, delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, or, if you are presently receiving multiple copies of proxy materials and would like to request delivery of a single copy, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify the Company by sending a written request to LodgeNet Interactive Corporation at 3900 West Innovation Street, Sioux Falls, South Dakota 57107 Attention: Corporate Secretary or by calling the Company at (605) 988-1000.

OTHER BUSINESS

At the time this Proxy Statement was finalized, the Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendations of the Board of Directors and authority to do so is included in the Proxy.

DATED: April , 2012

By Order of the Board of Directors,

James G. Naro, Secretary

Exhibits

Amended Stock Option and Incentive Plan

Ethics Policy

Annex 1

CODE OF BUSINESS CONDUCT AND ETHICS

1.              Complying With Law

All employees, officers, and Directors of LodgeNet Interactive Corporation (hereinafter the “Company”) should respect and comply with all of the applicable laws, rules and regulations of the U.S. and other countries, and the states, counties, cities, and other jurisdictions, in which the Company conducts its business or the laws, rules and regulations of which are applicable to the Company.

Such legal compliance should include, without limitation, compliance with the “insider trading” prohibitions applicable to the Company and its employees, officers, and Directors.  Generally, employees, officers, and Directors who have access to or knowledge of confidential or non-public information from or about the Company are not permitted to buy, sell, or otherwise trade in the Company’s securities, whether or not they are using or relying upon that information.  This restriction extends to sharing or tipping others about such information, especially since the individuals receiving such information might utilize such information to trade in the Company’s securities.  In addition, the Company has implemented trading restrictions to reduce the risk, or appearance, of insider trading.  Company employees, officers, and Directors are directed to the Company’s Insider Trading Policy or to the Company’s Legal Department if they have questions regarding the applicability of such insider trading prohibitions.

This Code of Business Conduct and Ethics does not summarize all laws, rules, and regulations applicable to the Company and its employees, officers, and Directors.  Please consult the Company’s Legal Department and the Company’s Policies and Procedures or other guidelines the Company has prepared on specific laws, rules, and regulations.

2.              Conflicts of Interest

All employees, officers, and Directors of the Company should be scrupulous in avoiding a conflict of interest with regard to the Company’s interests.  A “conflict of interest” exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company.  A conflict situation can arise when an employee, officer, or Director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively.  Conflicts of interest may also arise when an employee, officer, or Director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether received from the Company or a third party.  Loans to, or guarantees of obligations of, employees, officers, and Directors and their respective family members may create conflicts of interest.  Federal law prohibits loans to Directors and executive officers.

It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer, or supplier or to act as a consultant with respect to areas in which the Company conducts business.  You are not allowed to work for a competitor in any capacity, including as a consultant or board member.  The best policy is to avoid any direct or indirect business connection with our customers, suppliers, or competitors, except on our behalf.

Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors or Committees of the Board.  Conflicts of interest may not always be clear-cut; if you have a question, you should consult with your supervisor or the Company’s Legal Department.  Any employee, officer, or Director who becomes aware of a

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conflict or potential conflict should bring it to the attention of his or her supervisor, manager, or the Legal Department as well as consult the procedures described in this Code.

3.              Corporate Opportunity

Employees, officers, and Directors are prohibited from (a) taking for themselves personally, opportunities that properly belong to the Company or are discovered through the use of corporate property, information, or position; (b) using corporate property, information, or position for personal gain; and (c) competing with the Company.

Employees, officers, and Directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

4.              Confidentiality

Employees, officers, and Directors of the Company must maintain the confidentiality of confidential information entrusted to them by the Company or its suppliers or customers, except when disclosure is authorized by the Legal Department or required by laws, regulations, or legal proceedings.  Whenever feasible, employees, officers, and Directors should consult the Legal Department if they believe they have a legal obligation to disclose confidential information.  Confidential information includes all non-public information that might be of use to competitors of the Company, or harmful to the Company or its customers if disclosed.

5.              Fair Dealing

Each employee, officer and Director should endeavor to deal fairly with the Company’s customers, suppliers, competitors, officers, and employees.  None should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice.

6.              Protection and Proper Use of Company Assets

All employees, officers, and Directors should protect the Company’s assets and ensure their efficient use.  Theft, carelessness, and waste have a direct impact on the Company’s profitability.  All Company assets should be used in accordance with Company policies and procedures.  The protection of Company assets extends to the Company’s proprietary information, including its intellectual property, such as trade secrets, patents, business and marketing plans, engineering and manufacturing ideas, designs, databases and records, and any non-public financial data or reports.

7.              Accounting Complaints

The Company’s policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company.  If any employee, officer, or Director of the Company has concerns or complaints regarding questionable accounting or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially, or otherwise) to the Audit Committee of the Board of Directors (which will, subject to its duties arising under applicable law, regulation, and legal proceedings, treat such submissions confidentially).  Such submissions may be directed to the attention of the Audit Committee, or any Director who is a member of the Audit Committee, at the principal executive offices of the Company.  A list of the current members of the Audit Committee along with their

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contact information is available on GETINFO (Board of Director information can be found under the Company and Board Info subheading).

8.              Reporting Any Illegal or Unethical Behavior

Employees are encouraged to talk to their supervisors or the Legal Department about observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular situation.  Employees, officers, and Directors who are concerned that violations of this Code or that other illegal or unethical conduct by employees, officers, or Directors of the Company have occurred or may occur should either contact their supervisor or superiors.  If they do not believe it appropriate or are not comfortable approaching their supervisors or superiors about their concerns or complaints, then they may contact either the Legal Department of the Company or the Audit Committee or the Governance Committee of the Board of Directors of the Company.  If their concerns or complaints require confidentiality, including keeping their identity anonymous, then this confidentiality will be protected, subject to applicable law, regulation, or legal proceedings.  A listing of the current members of the Audit Committee and the Governance Committee, along with their contact information, is available on GETINFO (Board of Director information can be found under the Company and Board Info subheading).

9.              No Retaliation

The Company will not permit retaliation of any kind by or on behalf of the Company and its employees, officers, and Directors against good faith reports or complaints of violations of this Code or other illegal or unethical conduct.  Additionally, the Company has adopted a Non-Retaliation Policy for Employees Who Report Violations of Law, which should be consulted if applicable.

10.       Public Company Reporting

As a public company, it is of critical importance that the Company’s filings with the Securities and Exchange Commission be accurate and timely.  Depending on his/her position with the Company, an employee, officer, or Director may be called upon to provide necessary information to assure that the Company’s public reports are complete, fair, and understandable.  The Company expects employees, officers, and Directors to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company’s public disclosure requirements.

11.       Amendment, Modification, and Waiver

This Code may be amended, modified, or waived by the Board of Directors; and waivers may also be granted by the Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, as amended from time to time, and the rules thereunder and the applicable rules of NASDAQ.

12.       Gifts and Gratuities

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers.  No gift or entertainment should be offered, given, provided, or accepted by any Company employee, family member of an employee, or agent unless it: (1) is not a cash gift, (2) is consistent with customary

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business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff, and (5) does not violate any laws or regulations.

The laws and regulations that apply to relations with government officials may differ from those that apply to relations with non-governmental customers and suppliers.  The acceptance of entertainment, meals and gifts by government employees may be strictly limited by law and regulation.

Please discuss with your supervisor or the Legal Department any gifts or proposed gifts which you are not certain are appropriate.

13.       Records and Books

All of the Company’s books, records, accounts, and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions, and must conform to applicable legal requirements, Generally Accepted Accounting Principles, and to the Company’s system of internal controls.  Unrecorded or “off the books” funds or assets should not be maintained.  The foregoing is not intended to prevent the application of GAAP principles regarding such matters as whether a particular item must be recorded on the Company’s balance sheet.

14.       Record Retention

Records should be retained or destroyed according to the Company’s record retention policies, which policies are available in the Company’s Policy Manual or from the Company’s Legal Department.  In the event of actual or threatened litigation, the Legal Department may issue instructions to retain any or all documents or records (including, but not limited to, electronic records) which may be relevant to such litigation.  Such instructions should be followed, even if the normal retention policies would permit such documents to be destroyed.  In accordance with those policies, in the event of litigation or governmental investigation, please consult the Company’s Legal Department.

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Annex 2

LODGENET INTERACTIVE CORPORATION
LODGENET 2003 STOCK OPTION AND INCENTIVE PLAN
(as amended by the Board of Directors on March 27, 2012)

Section 1.  Purpose.

The purpose of the LodgeNet Entertainment Corporation (“LodgeNet”) 2003 Stock Option and Incentive Plan (the “Plan”) is to benefit LodgeNet by recognizing the contributions made to LodgeNet by officers and other employees (“Employees”) (including Directors of LodgeNet who are also Employees) of LodgeNet and its subsidiaries, to provide such persons with additional incentive to devote themselves to the future success of LodgeNet, and to improve the ability of LodgeNet to attract, retain and motivate individuals, by providing such persons with a favorable opportunity to acquire or increase their proprietary interest in LodgeNet over a period of years through receipt of options and other awards relating to the common stock of LodgeNet. In addition, the Plan is intended as an additional incentive to members of the Board of Directors of LodgeNet (“Board”) who are not Employees of LodgeNet (“Non-Employee Directors”) to serve on the Board and to devote themselves to the future success of LodgeNet by providing them with a favorable opportunity to acquire or increase their proprietary interest in LodgeNet through receipt of options to acquire common stock of LodgeNet or shares of Restricted Stock.

LodgeNet may grant stock options that constitute “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and any Regulations issued thereunder (the “Code”), stock options that do not constitute ISOs (“NSOs”) (ISOs and NSOs being hereinafter collectively referred to as “Options”), Restricted Stock Awards, Stock Appreciation Rights (“SARs”) and Phantom Stock Units (Options and other types of specified grants being hereinafter collectively referred to as “Awards”). Subsequent amendments to the Code or Regulations governing ISOs shall be automatically incorporated into the Plan. Except as otherwise provided in the Plan, the terms and conditions of Awards need not be identical with respect to each Participant, each Award, or both.

Section 2.  Eligibility.

Non-Employee Directors shall participate in the Plan only in accordance with the provisions of Sections 5 and 10 of the Plan. The Plan Administrator (as defined in Section 3) shall initially, and from time to time thereafter, (a) select those Employees to participate in the Plan on the basis of the special importance of their services in the management, development and operations of LodgeNet and (b) recommend to the Board of Directors Awards for the Non-Employee Directors (each such Non-Employee Director and Employee receiving Awards granted under the Plan is referred to herein as a “Participant”).

Section 3.  Administration.

3.1  The Committee.  The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Plan Administrator”). All grants to LodgeNet’s covered employees, as that term is defined in Treasury Regulation 1.162-27(c)(2), of qualified performance-based compensation, as described in Treasury Regulation 1. 162-27(e)(2), and the performance goals for such covered employees, shall be established by the Plan Administrator, which shall consist of at least two “outside directors” within the meaning of Section 162(m) of the Code. If required by the rules of NASDAQ (or any other stock market or exchange on which LodgeNet’s securities are traded), the members of the Plan Administrator shall, in addition, for all applicable grants, satisfy such rules. Grants to LodgeNet’s officers and Directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), shall be administered by the Plan Administrator, which shall also satisfy the “non-employee directors” requirements of Rule 16b-3, promulgated under the Exchange Act.

3.2  Authority of the Plan Administrator.  No person, other than the Plan Administrator, shall have any authority concerning decisions regarding the Plan. Subject to the express provisions of the Plan, including but not limited to Sections 5 and 10, the Plan Administrator shall have sole discretion concerning all matters relating to the Plan and Awards granted hereunder. The Plan Administrator in its sole discretion shall determine the Non-Employee Directors and Employees of LodgeNet to whom, and the time or times at which, Awards will be granted, the type of Award to be granted, the number of shares to be subject to each Award, the expiration date of each Award, the time or times within which the Award may be exercised, the cancellation of the Award (with the consent of the holder thereof), and the other terms and conditions of the grant of the Award; provided, however, that the Plan Administrator shall have no authority to reprice existing Options under the Plan. Without limiting the generality of the foregoing, the Plan Administrator may grant Options which have exercise prices which increase over time.

The Plan Administrator may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder by the Plan Administrator shall be final and conclusive for all purposes and upon all persons including, but without limitation, LodgeNet, the Board, officers and the affected Participants and their respective successors in interest.

No individual serving as a member of the Plan Administrator shall, in the absence of bad faith, be liable for any act or omission with respect to his or her service. Such service shall constitute service as a Director of LodgeNet so that he or she shall be entitled to indemnification pursuant to LodgeNet’s Certificate of Incorporation and By-Laws.

3.3  Limitations.  Without the approval of LodgeNet’s stockholders, the exercise price of Options granted hereunder shall not, subsequent to the date of grant, be modified or reduced in any way, other than in connection with a stock split or comparable adjustment in connection with a recapitalization, plan of exchange, acquisition, or similar event.

Subject to the authority of the Plan Administrator to waive or modify the following, (a) all performance-based awards shall include a vesting or risk of forfeiture provision, as appropriate, of no less than one year; (b) all time-based awards shall include a vesting or risk of forfeiture schedule, as appropriate, of at least three years; and (c) no award shall provide for the acceleration of vesting or lapse of the risk of forfeiture, as appropriate, except in cases of death, disability, retirement or change in control of LodgeNet.

Subject to the additional limitation in Section 6.4(b), in any fiscal year, no Participant shall be granted more than $1,000,000 in value of Restricted Stock or more than 100,000 Options.

Section 4.  Shares of Common Stock Subject to Plan.

4.1  The total number of shares of common stock, par value $.01 per share, of LodgeNet (the “Common Stock”), that may be issued under the Plan shall be ~~2,600,000~~ 3,500,000. Any shares of Common Stock subject to issuance upon exercise of Awards but which are not issued because of a surrender (other than pursuant to Sections 8.2 or 17 of the Plan), forfeiture, expiration, termination or cancellation of any such Award, shall once again be available for issuance pursuant to subsequent Awards. If either the purchase price of the shares of Common Stock upon exercise of any Award or the tax withholding requirement is satisfied by tendering or withholding of shares of Common Stock or by tendering exercisable Awards, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining the number of shares of Common Stock available for Awards under the Plan.

4.2  The number of shares of Common Stock subject to the Plan and to Awards granted under the Plan, the exercise price with respect to Options and Tandem SARs (as defined below) and the base price with respect to Nontandem SARs and Non-Option Stock Appreciation Rights (each as defined below) shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Awards previously granted thereunder shall be proportionately increased, in the event of a stock split or dividend, or proportionately decreased, in the event of a reverse stock split or combination; (b) in the event of any merger, consolidation or reorganization of LodgeNet with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board, in its sole discretion, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of LodgeNet are entitled pursuant to the transaction; and (c) in the event of any other change in the capitalization of LodgeNet, the Committee shall provide for an equitable adjustment (i) in the number of shares of Common Stock then subject to the Plan, such that the number of shares subject to the Plan represents the same percentage of LodgeNet’s common equity both before and after such change in capitalization and (ii) to each share of Common Stock then subject to an Award granted under the Plan, such that the holder of an Award would receive the same benefit on exercise that the holder would have received had he or she held the number of shares of Common Stock underlying the Award just prior to such change in capitalization. In the event of any such adjustment, the exercise price per share shall be proportionately adjusted. Adjustments to this Section 4.2 shall be made by the Plan Administrator, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons. Any modifications or adjustments must comply with Code Section 409A and related regulations such that an Award that was initially exempt from that Section will remain exempt from the requirements of that Section.

Section 5.  Grant of Options to Non-Employee Directors.

5.1  Grants.  Each individual who becomes a Non-Employee Director of LodgeNet shall, if the Plan Administrator so determines, be granted an Award on the date of his or her initial election or appointment to the

Board and may also receive an Award on each anniversary of such election. Non-Employee Directors shall also be eligible to receive discretionary Awards as determined by the Plan Administrator from time to time.

5.2  Exercise Price and Period.  The per share exercise price of each NSO granted to a Non-Employee Director shall be the Fair Market Value (as defined below), on the date on which the NSO is granted, of the Common Stock subject to the NSO.

In addition to the terms and conditions set forth in this Section 5, NSOs also shall be subject to such terms and conditions applicable to Options according to Sections 6.2, 6.3, 6.4, 6.5 and 8, provided, however, such additional terms and conditions are not inconsistent with the terms and conditions set forth in this Section 5.

5.3  Payment of Non-Employee Directors’ Fees in Common Stock.

A Non-Employee Director shall receive fifty percent (50%) of his or her annual retainer payments from LodgeNet in the form of shares of Common Stock. The grants described in Section 5.1 of the Plan shall not be counted towards the fifty percent (50%) in this Section 5.3.

Section 6. Grants of Options to Employees.

6.1  Grant.  Subject to the terms of the Plan, the Plan Administrator may from time to time grant Options, which may be ISOs or NSOs, to Employees of LodgeNet. Unless otherwise expressly provided at the time of the grant, Options granted under the Plan to Employees will be ISOs.

6.2  Option Agreement.  Each Option shall be evidenced by a written Option Agreement specifying the type of Option granted, the exercise price, the terms for payment of the exercise price, the expiration date of the Option, the number of shares of Common Stock to be subject to each Option, the time frame in which an Option shall become vested and exercisable, the circumstances under which an Option which has not become vested and exercisable can be forfeited, the circumstances under which an Option which has not become vested and exercisable can become immediately vested and exercisable, the effect on any outstanding Options of an Employee’s termination of employment with LodgeNet, and such other terms and conditions established by the Plan Administrator, in its sole discretion, not inconsistent with the Plan.

6.3  Expiration.  Except to the extent otherwise provided in an Option Agreement, each Option shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth anniversary of the date on which the Option was granted.

6.4  Required Terms and Conditions of ISOs.  Each ISO granted to an Employee shall be in such form and subject to such restrictions and other terms and conditions as the Plan Administrator may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option Agreement, and the following specific rules:

(a) Except as provided in Section 6.4(c), the per share exercise price of each ISO shall be the Fair Market Value of the shares of Common Stock on the date such ISO is granted.

(b) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of LodgeNet) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an Option, which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(b), so much of the Option that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Option Agreement shall remain in full force and effect.

(c) Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of LodgeNet, within the meaning of Section 422(b)(6) of the Code, (i) the exercise price of each share of Common Stock subject to the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase shares thereunder shall cease no later than the fifth anniversary of the date the ISO was granted.

(d) No ISOs may be granted under the Plan after May 13, 2013.

6.5  Required Terms and Conditions of NSOs.  Each NSO granted to an Employee shall be in such form and subject to such restrictions and other terms and conditions as the Plan Administrator may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan and the applicable Option Agreement; provided, however, that the per share exercise price of each NSO shall not be less than the Fair Market Value of the shares of Common Stock on the date such NSO is granted.

6.6  “Fair Market Value.”  Unless modified by the Plan Administrator, for purposes of the Plan, including but not limited to the grant of Non-Option Stock Appreciation Rights and Option Appreciation Rights, and any

Option Agreement, “Fair Market Value” shall mean the closing price for the Common Stock as so reported by the NASDAQ Stock Market (or such other stock market or exchange on which LodgeNet’s securities may be traded) for the last preceding day on which trading occurred. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an ISO shall be inconsistent with Section 422 of the Code or regulations issued thereunder. For awards granted prior to January 1, 2005, Fair Market Value shall be determined in good faith, under the terms of the Plan prior to this amendment.

Section 7.  Expiration of Options Granted to Employees; Termination of Employment, Disability, Death, Retirement, or Occurrence of Specified Events.

(a) General Rule.  Except with respect to Options expiring pursuant to subsection 7(b), (c) or (d) below, each Option granted to an Employee shall expire on the expiration date or dates set forth in the applicable Option Agreement. Each Option expiring pursuant to subsection 7(b), (c) or (d) below shall expire on the date set forth in subsection 7(b), (c) or (d) notwithstanding any restrictions and conditions that may be contained in an Employee’s Option Agreement.

(b) Expiration Upon Termination of Employment.  An Option granted to an Employee shall expire on the first to occur of (i) the applicable date or dates determined pursuant to subsection 7(a) or (ii) the date that the employment of the Employee with LodgeNet terminates for any reason other than death or disability pursuant to subsection 7(c) or retirement pursuant to subsection 7(d).

Notwithstanding the preceding provisions of this subsection 7(b), the Plan Administrator, in its sole discretion, may permit an Employee (i) to exercise an Option that is exercisable immediately prior to the termination of employment, notwithstanding any restrictions and conditions that may be contained in his or her Option Agreement, during a period not to exceed ninety days following his or her termination of employment, and/or (ii) to exercise an Option that becomes exercisable after termination of employment and prior to the termination of such ninety-day period, during such period. In no event, however, may the Plan Administrator permit such Employee to exercise an Option under this subsection 7(b) after the expiration date or dates set forth in the applicable Option Agreement and in no event may the unvested portion of an Option be exercised during such period.

(c) Expiration Upon Disability or Death.  If the employment of an Employee with LodgeNet terminates by reason of disability (as determined by the Plan Administrator) or death, his or her unexpired Options or portions thereof, if any, held on the date of disability or death that would expire pursuant to the terms of his or her Option Agreement during the twelve month period commencing on the date of disability or death, shall expire on the last day of such twelve-month period. During such twelve-month period, any such Option or portion thereof referred to in the preceding sentence may be exercised by such Employee, or pursuant to Section 12 with respect to the same number of shares and in the same manner and to the same extent as if the Employee had continued as a full-time employee of LodgeNet during such twelve-month period; provided, that the Employee may not exercise any Option or portion thereof which has not vested prior to or during such twelve-month period. Any unexpired Option or portion thereof held by the Employee on the date of disability or death, that would expire pursuant to the terms of his or her Option Agreement on a date more than twelve months after the date of disability or death, shall expire unexercised on the date of disability or death.

(d) Expiration Upon Retirement.  If the employment of an Employee with LodgeNet terminates due to retirement under any qualified retirement plan maintained by LodgeNet, his or her Option shall expire on the earlier to occur of (i) the applicable expiration date or dates set forth in the applicable Option Agreement(s) or (ii) the third anniversary of the date of such termination of employment. If an Employee who has so retired dies prior to exercising in full an Option that has not expired pursuant to the preceding sentence, then notwithstanding the preceding sentence, such Option shall expire on the first anniversary of the date of the Employee’s death. During the period commencing on the date of retirement or death, as the case may be, and ending on the applicable later expiration date, the Options may be exercised by such Employee with respect to the same number of shares and in the same manner and to the same extent as if the Employee had continued as a full-time employee of LodgeNet during such period; provided, that no Option or portion thereof which has not vested prior to or during such period may be exercised.

Section 8.  Exercise of Options.

8.1  Notice.  A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of shares of Common Stock with respect to which the Option is being exercised and any other information the Plan Administrator may prescribe. The notice shall be accompanied by payment as described in Section 8.2. The notice of exercise shall be accompanied by the Optionee’s copy of the writing or writings evidencing the grant of the Option. All notices or requests provided for herein shall be delivered to the Corporate Secretary of LodgeNet.

8.2  Exercise Price.  Except as otherwise provided in the Plan or in any Option Agreement, the Participant shall pay the exercise price of the shares of Common Stock upon exercise of any Option: (a) in cash; (b) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice consisting of a fully endorsed Option (however, in the case of an Participant subject to Section 16 of the Exchange Act, this payment option shall only be available to the extent such person complies with Regulation T issued by the Federal Reserve Board); (c) by delivering (either actual delivery or by attestation procedures established by LodgeNet) previously owned shares of Common Stock (which the Participant has held for at least six months prior to the delivery of such shares or which the Participant purchased on the open market and in each case for which the Participant has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value on the date of exercise equal to the exercise price; (d) by directing LodgeNet to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the exercise price; (e) by agreeing to surrender Options then exercisable valued at the excess of the aggregate Fair Market Value of the shares of Common Stock subject to such Options on the date of exercise over the aggregate exercise price of such shares; (f) by such other medium of payment as the Plan Administrator, in its discretion, shall authorize at the time of grant; or (g) by any combination of (a), (b), (c), (d) (e) and (f). In the case of an election pursuant to (a) or (b) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to LodgeNet. LodgeNet shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Participant through a broker-dealer pursuant to clause (b) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. § 220.3(e)(4) or other applicable provision of law.

Section 9.  Stock Appreciation Rights.

The Plan Administrator may grant either Non-Option Stock Appreciation Rights or Option Stock Appreciation Rights as outlined below.

9.1  Grant of Non-Option Stock Appreciation Rights.  If an Award is designated by the Plan Administrator as a Non-Option Stock Appreciation Right, the value of such Non-Option Stock Appreciation Right shall be related to the appreciation in the value of the Common Stock. If any Non-Option Stock Appreciation Rights awarded under the Plan shall be forfeited or canceled, such Non-Option Stock Appreciation Rights may again be awarded under the Plan. Non-Option Stock Appreciation Rights shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Plan Administrator shall determine.

The receipt of the value of Non-Option Stock Appreciation Rights may be contingent upon either performance or employment standards as determined by the Committee.

9.2  Non-Option Stock Appreciation Rights Agreements.  Non-Option Stock Appreciation Rights issued to an Employee under the Plan shall be governed by a Non-Option Stock Appreciation Rights Agreement that shall set forth the performance or employment standards applicable to the award of Non-Option Stock Appreciation Rights and such other provisions as the Plan Administrator shall determine.

9.3  Payment for Non-Option Stock Appreciation Rights.  Except as otherwise set forth in a Non-Option Stock Appreciation Rights Agreement, upon separation from service of an Employee with LodgeNet for any reason (as determined in accordance with Section 409A of the Code), the Employee shall be entitled to receive an amount in a lump sum cash payment within 75 days of the date of the separation from service equal to the number of Non-Option Stock Appreciation Rights Units granted to him with respect to which the applicable employment and/or performance standards have been satisfied, multiplied by the Fair Market Value of a share of Common Stock of LodgeNet determined pursuant to the provisions of Section 6.6.

9.4  Grant of Option Stock Appreciation Rights.  Option Stock Appreciation Rights (“SARs”) will be granted, if at all, at the time of granting of an Option and may be granted either in addition to the related Option (“Nontandem SAR”) or in tandem with the related Option (“Tandem SAR”). At the time of grant of a Nontandem SAR, the Plan Administrator shall specify the base price of Common Stock to be used in connection with the calculation described in Section 9.5 below. The base price of a Nontandem SAR shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant. The number of shares of Common Stock subject to a Tandem SAR shall be one for each share of Common Stock subject to the Option. The number of shares of Common Stock subject to a Nontandem SAR shall be one for each share of Common Stock subject to the Option. No Tandem SAR may be granted to an Employee in connection with an ISO in a manner that will disqualify the ISO under Section 422 of the Code unless the Employee consents thereto.

9.5  Value of SARs.  Upon exercise, a SAR shall entitle the Employee to receive from LodgeNet the number of shares of Common Stock having an aggregate Fair Market Value equal to the following:

(a) in the case of a Nontandem SAR, the excess of the Fair Market Value of one share of Common Stock as of the date on which the SAR is exercised over the base price specified in such SAR, multiplied by the number of shares of Common Stock then subject to the SAR, or the portion thereof being exercised.

(b) in the case of a Tandem SAR, the excess of the Fair Market Value of one share of Common Stock as of the date on which the SAR is exercised over the exercise price per share specified in such Option, multiplied by the number of shares then subject to the Option, or the portion thereof as to which the SAR is being exercised. Cash shall be delivered in lieu of any fractional shares. The Committee, in its discretion, shall be entitled to cause LodgeNet to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

9.6  Exercise of Tandem SARs.  A Tandem SAR shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Plan Administrator shall specify in the applicable Option Agreement at the time such Tandem SAR is granted. Notwithstanding the preceding sentence, the Tandem SAR shall be exercisable only at such time as the Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Option. Upon the exercise of a Tandem SAR, the unexercised Option, or the portion thereof to which the exercised portion of the Tandem SAR is related, shall expire. The exercise of any Option shall cause the expiration of the Tandem SAR related to such Option, or portion thereof, that is exercised.

9.7  Exercise of Nontandem SARs.

(a) A Nontandem SAR granted under the Plan shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Plan Administrator shall specify in the Option Agreement at the time the Nontandem SAR is granted, which restrictions and conditions and other terms need not be the same for all Employees. Without limiting the generality of the foregoing, the Plan Administrator may specify a minimum number of full shares with respect to which any exercise of a Nontandem SAR must be made.

(b) A Nontandem SAR granted under the Plan shall expire on the date specified by the Plan Administrator in the Option Agreement, provided that such date shall not be more than ten years after the date of grant. The Plan Administrator shall specify in the Option Agreement at the time each Nontandem SAR is granted, the time during which the Nontandem SAR may be exercised prior to its expiration and other provisions relevant to the SAR. The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Nontandem SARs or any part thereof, granted under the Plan.

9.8  Parties Entitled to Exercise SARs.  A SAR may be exercised only by the Employee (or by a legatee or legatees of such SAR under his last will, by his executors, personal representatives or distributees, or by an assignee or assignees pursuant to Section 12 below).

9.9  Settlement of SARs.  As soon as is reasonably practicable after the exercise of an SAR but in no event later than 21/2 months following the end of the Employee’s tax year in which the SAR was exercised, LodgeNet shall (i) issue, in the name of the Employee, stock certificates representing the total number of full shares of Common Stock to which the Employee is entitled pursuant to Section 9.5 hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Plan Administrator causes LodgeNet to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Employee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

Section 10.  Restricted Stock Awards To Employees and Non-Employee Directors.

The Plan Administrator may from time to time cause LodgeNet to grant shares of Restricted Stock under the Plan to such Employees and Non-Employee Directors, and subject to such restrictions and conditions and other terms, as the Plan Administrator may determine at the time of grant, subject to the general provisions of the Plan, the applicable Restricted Stock Agreement, and the following specific rules:

10.1  Performance or Employment Standards.  The restrictions applicable to Restricted Stock may be based either on performance or employment or Board service standards. If the restrictions are based upon the performance of LodgeNet, the performance standards shall relate to corporate or business segment performance and may be established in terms including but not limited to growth of gross revenue, cash flow, earnings per share, return on assets, increase in the market price of LodgeNet’s common stock, or return on investment or utilization of assets. Multiple standards may be used and may have the same or different weighting and may relate to absolute performance or relative performance as measured against comparable companies.

10.2  Restricted Stock Agreements.  Shares of Restricted Stock issued to an Employee or Non-Employee Director under the Plan shall be governed by a Restricted Stock Agreement which shall set forth the restrictions applicable to the Award of Restricted Stock and such other provisions as the Plan Administrator shall determine.

10.3  Issuance of Restricted Stock.  LodgeNet shall issue, in the name of the Employee or Non-Employee Director, stock certificates representing the total number of shares of Restricted Stock granted to the Employee or Non-Employee Director, as soon as may be reasonably practicable after such grant, which shall be held by the Corporate Secretary of LodgeNet as provided in Section 10.7 hereof.

10.4  Rights of Stockholders.  Subject to the provisions of Sections 10.3 and 10.5 hereof and Section 11.2, and the restrictions set forth in the related Restricted Stock Agreement, the Employee or Non-Employee Director receiving a grant shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

10.5  Restrictions; Forfeiture.  Any share of Restricted Stock granted to an Employee or Non-Employee Director pursuant to the Plan shall be forfeited, and such shares shall revert to LodgeNet, if (i) the Employee or Non-Employee Director violates a non-competition or confidentiality agreement or other condition set forth in the Restricted Stock Agreement, (ii) the Employee’s employment with LodgeNet, or the service of the Non-Employee Director on the Board, terminates prior to a date or dates for expiration of the forfeiture, (iii) the date on which performance standards set forth in the Restricted Stock Agreement fail to be satisfied, or (iv) the date there occurs a violation of any provision of the Restricted Stock Agreement. LodgeNet shall require a forfeiture of Restricted Stock pursuant to this Section 10.5, by giving notice to the Employee or Non-Employee Director at any time within the 30-day period following the applicable date of forfeiture. Upon receipt of such notice, the Corporate Secretary of LodgeNet shall promptly cancel shares of Restricted Stock that are forfeited to LodgeNet.

10.6  Acceleration.  The Plan Administrator, in its discretion, shall have the power to accelerate the date on which the restrictions of this Section 10 or contained in any Restricted Stock Agreements shall lapse with respect to any or all shares of Restricted Stock granted under the Plan.

10.7  Restricted Stock Certificates.  The Corporate Secretary of LodgeNet shall hold the certificate or certificates representing shares of Restricted Stock issued under the Plan on behalf of each Participant who holds such shares until such time as the Restricted Stock is forfeited or the restrictions lapse.

10.8  Terms and Conditions.  The Plan Administrator may prescribe such other restrictions and conditions and other terms applicable to the shares of Restricted Stock issued to an Employee or Non-Employee Director under the Plan that are neither inconsistent with nor prohibited by the Plan or any Restricted Stock Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section 10 or in any Restricted Stock Agreement, in installments.

Section 11.  Terms and Conditions of Awards.

11.1  Each Participant shall agree to such restrictions and conditions and other terms in connection with the grant and exercise of an Award, including restrictions and conditions on the disposition of the Common Stock acquired upon the exercise, grant or sale thereof, as the Plan Administrator may deem appropriate and as is set forth in the applicable Award Agreement. The certificates delivered to a Participant or to the Corporate Secretary of LodgeNet evidencing the shares of Common Stock acquired upon exercise of an Award may, and upon the grant of Restricted Stock to an Employee or Non-Employee Director shall, bear a legend referring to the restrictions and conditions and other terms contained in the respective Award Agreement and the Plan, and LodgeNet may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Plan Administrator at the time of exercise of an Option or sale of Restricted Stock, each Participant shall execute a written instrument stating that he is purchasing the Common Stock for investment and not with any present intention to sell the same.

11.2  The obligation of LodgeNet to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Act”), if deemed necessary or appropriate by the Committee, of the Common Stock, Options, SARs, Restricted Stock, and other securities reserved for issuance or that may be offered under the Plan.

Section 12.  Nontransferability.

Except in connection with unrestricted Common Stock issued pursuant to an Award, Awards granted under the Plan and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. The granting of an Award shall impose no obligation upon the applicable Participant to exercise such Award.

Section 13.  Rights as Shareholder.

A Participant or an assignee of a Participant pursuant to Section 12 shall have no rights as a shareholder with respect to any Common Stock covered by an Award or receivable upon the exercise of an Award until the Participant or transferee shall have become the holder of record of such Common Stock, and, except as provided in Section 14, no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Common Stock for which the record date is prior to the date on which the Participant shall have in fact become the holder of record of the shares of Common Stock acquired pursuant to the Award.

Section 14.  Postponement of Exercise.

The Plan Administrator may postpone any exercise of an Award for such time as the Plan Administrator in its sole discretion may deem necessary in order to permit LodgeNet (a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable upon the exercise of an Award under the Act, or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed, or (c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and LodgeNet shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Award or to sell or issue shares of Common Stock in violation of the Act or the law of any government having jurisdiction thereof. Any such postponement shall not extend the term of an Award and neither LodgeNet nor its directors or officers shall have any obligation or liability to a Participant, to the Participant’s successor or assignee, or any other person, with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 15.  Withholding Taxes.

Whenever LodgeNet proposes or is required to issue or transfer shares of Common Stock to a Participant under the Plan, LodgeNet shall have the right to require the Participant to remit to LodgeNet an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, LodgeNet shall have the right to require the Participant to remit to LodgeNet an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In connection with an Award in the form of shares of Common Stock, a Participant may elect to satisfy his tax withholding obligation incurred with respect to the Taxable Date (as defined below) of the Award by (a) directing LodgeNet to withhold a portion of the shares of Common Stock otherwise distributable to the Participant, or (b) by transferring to LodgeNet a certain number of shares (either subject to a Restricted Stock Award or previously owned), such shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provisions of the Plan to the contrary, a Participant’s election pursuant to the preceding sentence (a) must be made on or prior to the Taxable Date with respect to such Award, and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of an Award, a Participant may make a blanket election with the Plan Administrator that shall govern all future Taxable Dates until revoked by the Participant. If the holder of shares of Common Stock purchased in connection with the exercise of an ISO disposes of such shares within two years of the date such an ISO was granted or within one year of such exercise, he shall notify LodgeNet of such disposition and remit an amount necessary to satisfy applicable minimum withholding requirements including those arising under federal income tax laws. If such holder does not remit such amount, LodgeNet may withhold all or a portion of any salary or other amounts then or in the future owed to such holder as necessary to satisfy such minimum requirements. Taxable Date means the date a Participant recognizes income with respect to an Award under the Code or any applicable state or local income tax law.

Section 16.  Leave of Absence.

The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by any Participant. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment or service on the Board within the meaning of the Plan, consistent with Section 409A of the Code if applicable, and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore granted to any Participant who takes such leave of absence.

Section 17.  Termination or Amendment of Plan.

The Plan Administrator may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan. The Plan Administrator may only materially alter or suspend the Plan or any Award granted hereunder or terminate the Plan without further action on the part of the shareholders of LodgeNet to the extent permitted by law, regulation, and stock exchange or interdealer quotation system requirements. With respect to ISOs, the Plan Administrator may not effect a change inconsistent with Section 422 of the Code or regulations issued thereunder. The termination of the Plan with respect to any Award covered by Section 409A of the Code shall be subject to the limitations on termination of plans as described Section 409A of the Code and the guidance and regulations issued thereunder.

No amendment or termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant, except that the Plan Administrator may amend the Plan in a manner that does affect Awards theretofore granted upon a finding by the Plan Administrator that such amendment is in the best interest of holders of outstanding Awards affected thereby.

Section 18.  Effective Date.

The Plan shall be effective upon the date of approval of the Plan by an affirmative vote of a majority of the shares of the voting stock of LodgeNet entitled to be voted by the holders of stock represented at a duly held shareholders’ meeting, within 12 months after the date of adoption of the Plan by the Board.

Section 19.  Requirements of Law.

The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or national securities associations as may be required, including, but not limited to, the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) relating to the mandatory forfeiture of certain incentive-based and equity-based compensation, which may also be Awards under the Plan, by an issuer’s (as that term is defined in the Sarbanes Act) chief executive officer and chief financial officer and Internal Revenue Code Section 409A and related regulations which apply to Non-Option Stock Appreciation Rights Awards and equity Awards under this Plan .

Section 20.  Governing Law.

The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of South Dakota, to the extent not inconsistent with Section 422 of the Code and Section 409A of the Code.

Section 21.  Notice.

Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to LodgeNet (a) on the date it is personally delivered to the Corporate Secretary of LodgeNet at its principal executive offices or (b) three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Corporate Secretary at such offices; and shall be deemed delivered to a Participant or assignee (a) on the date it is personally delivered to him or (b) three business days after it is sent by registered or certified mail, postage prepaid, or (c) one business day after it is sent by a nationally recognized overnight courier service, such as Federal Express, in each of (b) and (c), addressed to him at the last address shown on the records of LodgeNet.

Section 22.  Successors.

In the event of a sale of substantially all of the assets of LodgeNet, or a merger, consolidation or share exchange involving LodgeNet, or a change of control reportable under Item 1 of Form 8-K, the Board may, in its sole discretion, do any of the following or a combination thereof: 1) terminate the Plan and cash out vested Awards; 2) provide for the successor to assume all Awards and credit all service or provide for all vested Awards under this Plan to be exchanged for equivalent Awards under an incentive plan of the successor; or 3) accelerate the vesting of any non-vested Awards at the time of a transaction described in this Section.

Section 23.  Indemnification of the Plan Administrator.

In addition to such other rights of indemnification as they may have as members of the Board, or as individuals serving as members of the Plan Administrator, the members of the Plan Administrator shall be indemnified by LodgeNet against (a) the reasonable expenses (as such expenses are incurred), including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by

LodgeNet) or paid by them in satisfaction of a judgment in such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Plan Administrator member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of such action, suit or proceeding a Plan Administrator member shall in writing offer LodgeNet the opportunity, at its own expense, to handle and defend the same.

Section 24.  No Contract of Employment or Service on the Board.

Neither the adoption of the Plan, nor the amendment and the restatement of the Plan, nor the grant of any Award shall be deemed to obligate LodgeNet to continue the employment or service on the Board of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 25.  Gender.

Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

Section 26.  Forms.

The Plan Administrator shall approve the forms, and terms, of all Awards granted under this Plan.

0000138327_1 R1.0.0.11699 Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Please sign exactly as your name(s) appear(s) hereon. When signing as NOTE: Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof. Advisory vote on executive compensation. To approve, by non-binding vote, executive compensation. 4 0 0 0 Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. 3 To approve an amendment to increase the number of shares authorized for issuance under the 2003 Stock Option and Incentive Plan by 900,000 shares. 2 0 0 0 0 0 0 Abstain Against For The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 02 R. Douglas Bradbury 01 Election of Directors Nominees Marty Abbott 1. 0 0 The Board of Directors recommends you vote FOR the following: All All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except 0 Withhold For IS VALID ONLY WHEN SIGNED AND DATED. THIS PROXY CARD DETACH AND RETURN THIS PORTION ONLY KEEP THIS PORTION FOR YOUR RECORDS TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 3900 W. INNOVATION STREET SIOUX FALLS, SD 57107-7002 LODGENET INTERACTIVE CORPORATION VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

0000138327_2 R1.0.0.11699 Continued and to be signed on reverse side PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE This Proxy when properly executed will be voted as specified. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted "FOR" the election of Marty Abbott and R. Douglas Bradbury, "FOR" the amendment of the 2003 Stock Option and Incentive Plan, "FOR" the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 and "FOR" the approval of the Company's executive compensation described in the Proxy Statement. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by filing with the Corporate Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the Annual Meeting and electing to vote in person. LODGENET INTERACTIVE CORPORATION Annual Meeting of Stockholders May 31, 2012 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Mr. Scott C. Petersen and Mr. Frank P. Elsenbast, and each of them, the attorneys, agents and proxies of the undersigned, with full power of substitution to each (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") of LodgeNet Interactive Corporation (the "Company") to be held at the Company's Corporate Offices, 3900 W. Innovation Street, Sioux Falls, South Dakota 57107 on Thursday, May 31, 2012 at 9:00 a.m. Central Daylight Time or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Shareholder Letter is/are available at www.proxyvote.com .